UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.          )

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☐	Soliciting Material Pursuant to §240.14a-12

BUNGE LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual General Meeting of Shareholders and 2011 Proxy Statement

April 18, 2011

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 18, 2011

Dear Shareholder:

        You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Friday, May 27, 2011 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City.

        The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

        Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. You may also appoint your proxy by telephone or the internet by following the instructions included with the proxy card. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.

        On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

Alberto Weisser Chairman of the Board of Directors and Chief Executive Officer

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 18, 2011

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

        Bunge Limited's 2011 Annual General Meeting of Shareholders will be held on May 27, 2011 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

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  Proposal 1—the election of the two directors named in the proxy statement to our Board of Directors;

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  Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2011 and the authorization of the audit committee of the Board of Directors to determine the independent auditors' fees;

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  Proposal 3—to approve a non-binding advisory vote on the compensation of our named executive officers;

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  Proposal 4—to recommend, by non-binding advisory vote, the frequency of future shareholder votes on executive compensation.

        Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors' report for the fiscal year ended December 31, 2010, copies of which can be found in our 2010 Annual Report that accompanies this notice.

        March 31, 2011 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

        Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may also appoint your proxy by telephone or the internet by following the instructions included with your proxy card. We must receive your proxy no later than 11:59 p.m., Eastern time, on May 26, 2011.

        You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

        By order of the Board of Directors.

James Macdonald Assistant Secretary

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INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Bunge has sent these proxy materials to you because Bunge's Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 27, 2011. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge's 2010 Annual Report, which includes Bunge's 2010 Annual Report on Form 10-K, is enclosed with these materials. Proxy materials, including this proxy statement, were first released to shareholders on or about April 18, 2011.

Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record" or "registered holders") as of the close of business on March 31, 2011, the record date for the Annual General Meeting.

Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 31, 2011 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?	Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 31, 2011, there were 147,206,447 common shares issued and outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Bunge intends to present proposals numbered one through four for shareholder consideration and voting at the Annual General Meeting. These proposals are:
	•	the election of the two directors named in this proxy statement;
	•	the appointment of Deloitte & Touche LLP as our independent auditors and authorization of the audit committee of the Board to determine the auditors' fees;
	•	to approve a non-binding advisory vote on the compensation of our named executive officers;
	•	to recommend, by non-binding advisory vote, the frequency of future shareholder votes on executive compensation.

Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of photo identification, to the shareholders' check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of photo identification. Registration will begin at 9:00 a.m., Eastern Time, and the Annual General Meeting will begin at 10:00 a.m., Eastern Time.
How do I vote?	You can exercise your vote in the following ways:
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By Telephone or the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you appoint your proxy by telephone or the Internet, you may only appoint the designated proxies. If you are a beneficial shareholder, please check your voting instruction card or contact your bank or broker to determine whether you will be able to instruct your bank or broker by telephone or the Internet as to how to vote on your behalf.

	•	By Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can instruct your bank, brokerage firm or other nominee to vote by following the instructions on your voting instruction card.
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At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.
Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to complete and submit your proxy or voting instructions as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card but do not indicate instructions for voting, your common shares will be voted "FOR" each of proposals 1, 2 and 3 and "FOR" the Board's recommendation that future advisory shareholder votes on executive compensation be held annually on proposal 4. With respect to any other matter which may properly come before the Annual General Meeting, your common shares will be voted at the discretion of the proxy holders.
May I change or revoke my proxy?	You may change or revoke your proxy at any time before it is exercised in one of four ways:
	•	Notify our Assistant Secretary in writing at the address provided below before the Annual General Meeting that you are revoking your proxy;
	•	Use the telephone or the Internet to change your proxy;
	•	Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
	•	If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Assistant Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.

What does it mean if I receive more than one set of proxy materials?	It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address, who are receiving multiple copies of proxy materials, including our 2010 Annual Report and this proxy statement, will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge's common shares, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the proxy statement and 2010 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and 2010 Annual Report should submit their request to Bunge's Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.
Can I receive future proxy materials electronically?
Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit our website at www.bunge.com, click on the "Investor Information—Electronic Delivery Enrollment" links and follow the instructions provided.
What constitutes a quorum?
Two or more persons present in person at the start of the meeting and representing in person or by proxy more than one-half of the paid-up share capital entitled to vote at the Annual General Meeting form a quorum for the conduct of business at the Annual General Meeting.
What vote is required in order to approve each proposal?	The affirmative vote of a majority of the votes cast is required to elect each of the nominees for director (Proposal 1) and to appoint our independent auditors (Proposal 2).

As this is an uncontested election, any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.
The affirmative vote of a majority of the votes cast is required to adopt the non-binding resolution approving the compensation of our named executive officers (Proposal 3).

The non-binding advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4) is a plurality vote, which means Bunge will consider shareholders to have expressed a non-binding preference for the option presented to shareholders that receives the most votes in favor.

Proposals 3 and 4 are advisory votes only and, as discussed in more detail in "Proposal 3—Advisory Vote on Named Executive Officer Compensation" and "Proposal 4—Advisory Vote on Frequency of Future Shareholder Votes on Executive Compensation," the voting results are not binding on us. However, although the advisory votes on Proposals 3 and 4 are non-binding, our Board will review the results of the votes and will take them into account in making determinations concerning the compensation of our executive officers and the frequency of such vote.

Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

Due to recent amendments to the New York Stock Exchange ("NYSE") rules, if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your shares in connection with Proposals 1, 3 and 4. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will be treated as broker non-votes for these proposals and will not be counted in determining the outcome.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

        Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on May 26, 2011. If you appoint your proxy by telephone or the Internet, we must receive your appointment no later than 11:59 p.m., Eastern Time, on May 26, 2011. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings

Plan and the Bunge Savings Plan—Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.

Solicitation of Proxies

        We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

        We have retained Innisfree M&A Incorporated to assist us in the distribution of the proxy materials and to act as proxy solicitor for the Annual General Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

        Our Board currently consists of eleven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Bunge's bye-laws provide that no more than two directors may be employed by Bunge or its subsidiaries.

        The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The Board annually reviews commercial and other relationships between directors or members of their immediate families and Bunge, including those reported below and under "Certain Relationships and Related Party Transactions," in order to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are included as Appendix A to this proxy statement and are also available through the "Investor Information—Corporate Governance" section of our website, www.bunge.com.

        As a result of this review, the Board has determined that the following directors are independent: Messrs. Bachrach, Boilini, Born, Bulkin, Coppinger, de La Tour d'Auvergne Lauraguais, Engels, Lupo and Pillard. In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including that in the normal course of business, purchase and sale and other commercial and charitable transactions or relationships may occur between Bunge and other companies or organizations with which some of our directors or their immediate family members are affiliated. Mr. Weisser is not considered an independent director due to his position as an executive officer of Bunge. Mr. Caraballo is not considered an independent director as ordinary course agricultural commodity sales to, and fertilizer purchases from, Bunge made by a company owned and controlled by one of Mr. Caraballo's immediate family members exceeded the thresholds set forth in the categorical standards and NYSE listing standards within the last three years. See "Certain Relationships and Related Party Transactions" for more information.

        The following table includes a description of categories or types of transactions or relationships considered by the Board in reaching its determination that the above-mentioned directors are independent:

Name	Transactions/Relationships
Jorge Born, Jr.	Business relationships, charitable organization relationships
Bernard de La Tour d'Auvergne Lauraguais	Charitable organization relationships
Larry Pillard	Business relationships

        In determining that the above-referenced directors are independent, the Board considered transactions during 2010 between Bunge and a company with which Mr. Pillard is affiliated as an executive officer and determined that the amount of business between Bunge and this company fell below the thresholds in Bunge's categorical standards of director independence and were made in the ordinary course of business on arms' length terms. The Board considered transactions during 2010 between Bunge and companies or charitable organizations with which Mr. Born and immediate family members of Mr. Born and Mr. de La Tour d'Auvergne Lauraguais are affiliated as directors and determined that the directors did not have a material direct or indirect interest in the transactions. The

Board also considered that Bunge made donations in 2010 to a charitable organization with which Mr. Born and immediate family members of Mr. Born and Mr. de La Tour d'Auvergne Lauraguais are affiliated as directors and determined that the amount of the charitable contributions fell below the thresholds in Bunge's categorical standards of director independence. Additionally, the Board considered the transactions with Mutual Investment Limited described under "Certain Relationships and Related Party Transactions" and determined these relationships do not impair the independence of Messrs. de La Tour d'Auvergne Lauraguais, Coppinger and Engels.

Board Leadership Structure

        Alberto Weisser currently serves as both Chairman of the Board and Chief Executive Officer of our company. Our Board believes that it is currently in the best interests of Bunge and its shareholders for Mr. Weisser to serve in both capacities in order to provide unified leadership and direction.

        Our Board believes that Board independence and oversight of management are effectively maintained through the Board's composition characterized by a substantial majority of independent directors and Board committees that are comprised entirely of independent directors. As a result, independent directors oversee critical matters, including the integrity of our financial statements, the evaluation and compensation of executive management, the selection of directors, Board performance and our risk management practices. Further, in 2010 our Board created the position of Lead Independent Director with significant responsibilities as set forth in our Corporate Governance Guidelines. These responsibilities include:

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  Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors;

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  Calling meetings of the non-management directors;

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  Facilitating communication between the non-management directors and the Chairman; and

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  Reviewing and advising the Chairman with respect to the agenda and schedule for meetings of the Board.

        Although annually elected, the Lead Independent Director is generally expected to serve for more than one year in order to provide consistency and continuity. The Lead Independent Director also serves as Deputy Chairman of our Board, a position mandated in our Bye-laws. L. Patrick Lupo has served as our Lead Independent Director since the establishment of the position in August 2010. Prior to Mr. Lupo's election to the role, Jorge Born, Jr. served as our Deputy Chairman and presided over the executive sessions of our non-management directors. See "Executive Sessions of Our Board" for more information on these executive sessions. Our Board recognizes that there might be circumstances under which the best interests of our company and its shareholders would require the separation of the offices of Chairman and Chief Executive Officer, and our Board retains the flexibility to separate the offices should that be deemed appropriate.

Board Meetings and Committees

        The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met 12 times in 2010. All incumbent directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year, except for Mr. Pillard and Mr. Caraballo.

        Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have four standing Board committees: the Audit Committee, the Compensation Committee, the Finance and Risk Policy Committee and the Corporate Governance and Nominations Committee, each comprised entirely of non-employee directors determined to be independent under the listing standards of the NYSE and our Board's categorical standards of director independence. Each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors and counsel. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. Each committee has the power under its charter to subdelegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of all our committee charters are available on our website, www.bunge.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

        Audit Committee.    Pursuant to its charter, our Audit Committee assists the Board in fulfilling its responsibility for oversight of:

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  the quality and integrity of our financial statements and related disclosure;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications, independence and performance; and

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  the performance of our internal audit and control functions.

Please see the Audit Committee Report included in this proxy statement for information about our 2010 fiscal year audit. The Audit Committee met 11 times in 2010. The Audit Committee meets separately with our independent auditor and also in executive sessions with members of management and our director of internal audit from time to time as deemed appropriate by the committee. Additionally, the Audit Committee periodically meets in executive sessions at which only the Audit Committee members are in attendance, without any members of our management present. The members of our Audit Committee are Messrs. Bachrach, Boilini, Coppinger, de La Tour d'Auvergne Lauraguais (chairman) and Engels. Each of the members of the Audit Committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert. In accordance with our Audit Committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.

        Compensation Committee.    Our Compensation Committee designs, reviews and oversees Bunge's executive compensation program. Under its charter, the committee, among other things:

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  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer (CEO), evaluates the performance of the CEO in light of these goals and objectives and sets the CEO's compensation based on this evaluation;

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  reviews the evaluations of the direct reports to the CEO and approves and oversees the total compensation packages for the direct reports to the CEO, including annual base salaries, performance-based cash bonuses, long-term equity-based compensation and any perquisites that may be given;

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  reviews and makes recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administers and interprets our equity incentive plans;

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  makes recommendations to the Board on director compensation; and

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  periodically reviews our management succession program for senior executive positions and ensures that the Board is informed of its status.

        Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee's role, its use of outside advisors and their roles, as well as the committee's processes and procedures for the consideration and determination of executive compensation, see "Executive Compensation— Compensation Discussion and Analysis" beginning on page 23 of this proxy statement.

        The Compensation Committee met five times in 2010. The members of our Compensation Committee are Messrs. Bachrach, Bulkin, Coppinger and Lupo (chairman). Each of the members of the Compensation Committee is independent under the listing standards of the NYSE.

        Corporate Governance and Nominations Committee.    Our Corporate Governance and Nominations Committee is responsible for, among other things:

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  monitoring, advising and making recommendations to the Board with respect to the law and practice of corporate governance and the duties and responsibilities of directors of public companies, as well as overseeing our corporate governance initiatives and related policies;

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  leading the Board in its annual performance evaluation and establishing criteria for the self-evaluations of each Board committee;

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  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board (see "—Nomination of Directors" for more information);

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  reviewing and making recommendations to the Board regarding director independence; and

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  overseeing our related person transaction policies and procedures.

        The Corporate Governance and Nominations Committee met four times in 2010. The members of our Corporate Governance and Nominations Committee are Messrs. Born, de La Tour d'Auvergne Lauraguais, Engels, Lupo and Pillard (chairman). Each of the members of the Corporate Governance and Nominations Committee is independent under the listing standards of the NYSE.

        Finance and Risk Policy Committee.    Our Finance and Risk Policy Committee ("FRPC") is responsible for supervising the quality and integrity of our financial and risk management practices. As further described below, the FRPC reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The FRPC met six times in 2010. The members of the FRPC are Messrs. Boilini (chairman), Born, de La Tour d'Auvergne Lauraguais, Engels and Pillard.

Risk Oversight

        Our Board of Directors oversees management's approach to risk management, which is designed to support the achievement of our strategic objectives and enhance shareholder value. For the Board, fundamental aspects of its risk management oversight activities include:

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  understanding the key drivers of success for our businesses and the associated major risks inherent in our operations and corporate strategy;

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  crafting the right Board for our company, including establishing an appropriate committee structure to carry out its oversight responsibilities effectively; and

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  overseeing that appropriate risk management and control procedures are implemented by management and developing and maintaining an open, ongoing dialogue with management about major risks facing the company.

        Our Board has considered the most effective organizational structure to appropriately oversee major risks for our company. It has established a dedicated Board committee, the FRPC, which enables greater focus at the Board level on risk oversight tailored to our business and industries. The FRPC has responsibility for oversight of the quality and integrity of our financial and risk management practices, which includes oversight of the following key risk areas: commodities risk, foreign exchange risk, interest rate and liquidity risk, credit and counterparty risk, country risk, derivatives risk, capital structure and approval of our corporate risk policies and limits associated with the company's risk appetite. The FRPC meets regularly with our CEO, CFO, chief risk officer, treasurer and other members of senior management to receive regular updates on our risk profile and risk management activities.

        Additionally, each of our other Board committees considers risks within its area of responsibility. Our Audit Committee focuses on various aspects of risk oversight, including the financial reporting process, adequacy of our internal controls and the impact of risk and risk management strategies on our financial statements. The Audit Committee receives an annual risk assessment briefing from our director of internal audit, as well as periodic update briefings, and reviews and approves the annual internal audit plan that is designed to prioritize and address the identified risks. The Audit Committee also reviews key risk considerations relating to the annual audit with our independent auditors and assists the Board in fulfilling its oversight responsibility with respect to legal and compliance issues. In developing and overseeing our compensation programs, the Compensation Committee seeks to create incentives that are appropriately balanced and do not motivate employees to take imprudent risks. See "Compensation and Risk" on page 40 of this proxy statement for more information. Our Corporate Governance and Nominations Committee oversees risks related to the company's governance structure and processes. This includes its role in identifying individuals qualified to serve as Board members, and its leadership of the annual Board self-assessment process that is aimed at ensuring that the Board is functioning effectively and is able to meet all of its responsibilities, including with respect to risk oversight. Additionally, this Committee focuses on ensuring the right "tone at the top" of the company through its oversight of our code of ethics.

        All of our Board committees regularly report on their activities to the full Board to promote effective coordination and ensure that the entire Board remains apprised of major risks, how those risks may interrelate, and how management addresses those risks.

Corporate Governance Guidelines and Code of Ethics

        Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our corporate governance guidelines are included as Appendix A to this proxy statement and are also available on our website, www.bunge.com.

        We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and senior financial officers. Our code of ethics is available on our website. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our code of ethics on our website.

Executive Sessions of Our Board

        Our corporate governance guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. In accordance with our corporate governance guidelines, the Lead Independent Director presides over these sessions.

 Communications with Our Board

        To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. Additional information on the electronic mailing address and the physical mailing address is available on our website through the "Investor Information—Corporate Governance" section.

        Communications sent to the electronic mailing or physical mailing addresses are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board and Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman, or to the members of the Corporate Governance and Nominations Committee if no particular addressee is specified.

        In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. In 2010, all of our then serving directors, other than Messrs. Bachrach and de La Tour d'Auvergne Lauraguais, attended our 2010 Annual General Meeting.

Nomination of Directors

        As provided in its charter, the Corporate Governance and Nominations Committee will identify and recommend to the Board nominees for election to the Board and will consider nominees submitted by shareholders. The Corporate Governance and Nominations Committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates that complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the Corporate Governance and Nominations Committee may identify certain skills or attributes (e.g., extensive global business leadership experience) as being particularly desirable to help meet specific board needs that have arisen. When the Corporate Governance and Nominations Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

        Under the corporate governance guidelines, directors must inform the Chairman of the Board and the Chairman of the corporate governance and nominations committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual's membership on the Board, no director having attained the age of 70 will be nominated by the Board for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

        Shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of

(i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to recommend for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. Bunge may require any proposed nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such proposed nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the Corporate Governance and Nominations Committee. A shareholder may also recommend director candidates for consideration by the Corporate Governance and Nominations Committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.

        In connection with the director nominations process, the Corporate Governance and Nominations Committee may identify candidates through recommendations provided by members of the Board, management, shareholders or other persons, and may also engage a professional search firm to assist in identifying or evaluating qualified candidates. The committee has retained a search firm to assist in identifying and evaluating potential candidates for our Board. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of the Board. The committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The Corporate Governance and Nominations Committee has not received any nominations for director from shareholders for the 2011 Annual General Meeting of Shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors

        Upon the recommendation of the Corporate Governance and Nominations Committee, each of Messrs. Bachrach and Boilini has been nominated by the Board for election at the 2011 Annual General Meeting. Messrs. Bachrach, Boilini and Bulkin are currently Class III directors, and their terms expire on the day of the 2011 Annual General Meeting. Mr. Bulkin, who has been a member of our Board since 2001, is not standing for re-election because he has reached the mandatory retirement age for directors under our corporate governance guidelines. The Class III directors elected at this Annual General Meeting will serve a term that expires at our 2014 Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

        The Board believes that its members possess a variety of skills, qualifications and experience that contribute to the Board's ability to oversee our operations and the growth of our business. The following paragraphs set forth information about the nominees and our directors, including the classes into which they have been divided. The nominees for election at the Annual General Meeting are listed first. All of the nominees are current directors of Bunge and we are not aware of any reason why any of the nominees will not be able to serve if elected.

Class III Nominees

Ernest G. Bachrach, 58

Mr. Bachrach has been a member of our Board since 2001. He is a member of the Executive Committee as well as a member of the board of directors of Advent International Corporation, a private equity firm. He has been with Advent since 1990. Prior to joining Advent, Mr. Bachrach was Senior Partner, European Investments, for Morningside Group, a private investment group. Mr. Bachrach also serves as a member of the boards of directors of Grupo Gayosso, S.A. de C.V., Controladora Milano S.A. de C.V., Dufry AG, International Meal Company Holdings Ltd. and Nuevo Banco Comercial S.A. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Bachrach also serves on the Board of Governors of the Lauder Institute of the Wharton School of the University of Pennsylvania. Mr. Bachrach's skills and experience as a senior leader of a private equity firm provide our Board with knowledge of financial markets, financial and business analysis, mergers and acquisitions and business development. He brings to the Board international business and board experience and also qualifies as an audit committee financial expert.

Enrique H. Boilini, 49

Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgessellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company's activities in Argentina. Mr. Boilini has also served as a member of the board of Alpargatas SAIC and Managing Director and member of the board of Sovereign Debt Solutions Limited, an entity that acted as negotiating team for the Argentine Bond Restructuring Agency PLC (ABRA), a special purpose vehicle established for the sole function of aggregating bonds issued by Argentina and held by retail and small institutional investors outside the United States and representing those investors in the restructuring of Argentina's sovereign debt. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering. Mr. Boilini brings to the Board significant financial and capital markets acumen, including knowledge with respect to derivatives. He brings international board and business experience to the Board and also qualifies as an audit committee financial expert.

Class III Director With Term Expiring in 2011

Michael H. Bulkin, 72

Mr. Bulkin has been a member of our Board since 2001. Mr. Bulkin is a private investor. He retired as a Director of McKinsey & Company in 1993 after 30 years of service in which he served as a board member and in a variety of senior positions, most recently as head of McKinsey's New York and Northeast offices. Mr. Bulkin also serves as a member of the board of Specified Technologies Inc. and is a former director of Ferro Corporation. He holds a Bachelor of Engineering Science degree from Pratt Institute, and a Master of Industrial Administration from Yale University. As a former senior leader of a prominent worldwide management consulting firm, Mr. Bulkin brings to the Board an in-depth understanding of strategic, management and operational issues facing large corporations. His experience as a director of other U.S. public companies and as a former chairman of our Compensation Committee enables him to offer valuable perspectives and insights to the Board on corporate governance and compensation matters.

 Class II Directors With Terms Expiring in 2012

Octavio Caraballo, 67

Mr. Caraballo has been a member of our Board since 2001. Mr. Caraballo is President of Estancia y Cabaña Las Lilas S.A., an Argentine company. Mr. Caraballo joined Bunge in 1967, and served in various divisions over the course of his career, including as head of the Bunge group's former paints, chemicals and mining division, until his retirement in 1997. Prior to joining Bunge, he worked for several financial institutions in Europe. He has also previously served as a director, Chairman of the board of directors and President of Mutual Investment Limited. Mr. Caraballo received a Business Administration degree from Babson College and is a member of the Board of Trustees of Babson College. Mr. Caraballo brings significant experience in the agribusiness industry and the company's business to the Board, as well as significant international business experience and a valuable historical perspective on our company.

Francis Coppinger, 60

Mr. Coppinger has been a member of our Board since 2001. Until March 2006, he was Chief Executive Officer of Publicité Internationale Intermedia Plc (PII), a joint venture he established with the Michelin Group in December 1992 which coordinates the media activities of the Michelin Group in Europe. Mr. Coppinger sold his interest in PII to the Michelin Group in January 2006. Prior to his career with PII, Mr. Coppinger held a number of senior executive positions, including General Manager and Chairman, with Intermedia S.A., a media buying agency based in Paris. He is a member of the board of directors of Intermedia. Since 2010, he has served on the board of Mutual Investment Limited. Mr. Coppinger holds a Bachelors degree in Economics from the University of Paris and attended the Institut d'Etudes Politiques de Paris. Having founded a media company, he brings an entrepreneurial perspective to the Board, as well as marketing and strategic expertise. Mr. Coppinger also brings an international business and board perspective to the Board.

Larry G. Pillard, 63

Mr. Pillard has been a member of our Board since 2007. He has served as executive chairman of the Tetra Laval Group, a global business with operations in food products processing equipment and packaging, since 2003. Mr. Pillard was chief executive officer of Tate & Lyle PLC, a global producer of cereal sweeteners and starches, sugars and other food and industrial ingredients, from 1996 to 2002. He was the chief operating officer of Tate & Lyle PLC from 1995 to 1996, and the president and chief executive officer of its U.S. starch business, A.E. Staley Manufacturing Co., from 1992 to 1995. He also served as a member of Tate & Lyle's board from 1994 to 2004. Prior to joining Tate & Lyle PLC, Mr. Pillard served for more than 20 years in a variety of managerial positions at Cargill, Inc. Mr. Pillard's experience as executive chairman of a large, global enterprise serving the food and agriculture industry strengthens the Board's leadership, strategic, operational, management, marketing, financial and risk management skills. Additionally, his experience as a former CEO of a major international sugar and food ingredients company provides our Board with extensive knowledge of, and valuable insights into, these industries. He also brings to the Board significant international board experience.

Alberto Weisser, 55

Mr. Weisser is the Chairman of our Board and our Chief Executive Officer. Mr. Weisser has been with Bunge since July 1993. He has been a member of our Board since 1995, was appointed our Chief Executive Officer in January 1999 and became Chairman of the Board in July 1999. Prior to that, Mr. Weisser held the position of Chief Financial Officer. Prior to joining Bunge, Mr. Weisser worked for the BASF Group in various finance-related positions for 15 years. Mr. Weisser is also a member of the board of directors of International Paper Company, a member of the North American Agribusiness Advisory Board of Rabobank and a board member of the Council of the Americas. He is a former director of Ferro Corporation. Mr. Weisser has a bachelor's degree in Business Administration from the University of São Paulo, Brazil. As our chairman and CEO, Mr. Weisser brings to the Board significant senior leadership, strategic, operational, management, marketing, financial and risk management skills, as well as extensive knowledge of the company's business and industries, broad international exposure, U.S. public company board experience and substantial mergers and acquisitions experience.

 Class I Directors With Terms Expiring in 2013

Jorge Born, Jr., 48

Mr. Born has been a member of our Board and our Deputy Chairman since 2001. Mr. Born is President and Chief Executive Officer of Bomagra S.A., a privately held company involved in the real estate, technology and communications equipment and farming industries in Argentina. Prior to joining Bomagra in 1997, Mr. Born spent all of his professional life working for Bunge in various capacities in the commodities trading, oilseed processing and food products areas in Argentina, Brazil, the United States and Europe. He also served as head of Bunge's European operations from 1992 to 1997. Mr. Born is a director of Hochschild Mining PLC, a mining conglomerate listed on the London Stock Exchange, and Dufry A.G., a global duty free retailer listed on the São Paulo and Zurich stock exchanges. He serves as non-executive chairman of the Fundación Bunge y Born, a leading Argentine charitable organization. From 2001 to 2010, he also served as a director and Deputy Chairman of the board of directors of Mutual Investment Limited. Mr. Born has a B.S. in Economics from the Wharton School of the University of Pennsylvania and is a member of Wharton's Latin American Executive Board and the Board of Governors of Wharton's Lauder Institute. He is also a member of Georgetown University's Latin American Board. Mr. Born brings extensive experience in the agribusiness industry and the company's business to the Board, as well as significant international business and board experience.

Bernard de La Tour d'Auvergne Lauraguais, 66

Mr. de La Tour d'Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d'Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d'Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. de La Tour has extensive knowledge and understanding of accounting and financial reporting, and qualifies as an audit committee financial expert. He also brings to the Board significant experience in the agribusiness industry and our business, as well as international business experience.

William Engels, 51

Mr. Engels has been a member of our Board since 2001. Since 2007, he has been an advisor to a private investment fund with investments in South America. From 2003 to December 2006, Mr. Engels served on the board of directors of Quilmes Industrial (Quinsa) S.A., a holding company with interests in the beverage and malting industries, as the representative of Beverage Associates (BAC) Corp. From 1992 to 2003, Mr. Engels served in various capacities at Quinsa, including Director of Mergers and Acquisitions, Group Controller and Manager of Corporate Finance. Prior to joining Quinsa, Mr. Engels served as Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products, and in Brazil, in the area of mergers and acquisitions. Since 2010, Mr. Engels has served as Deputy Chairman of the board of Mutual Investment Limited. Mr. Engels has also served as a member of the board of BISA, a fund with diversified investments in different industries. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Engels brings to the Board significant financial experience, an understanding of mergers and acquisitions and a good understanding of industrial and consumer products companies. He brings an international business perspective to the Board, having had extensive working experience in Europe, the U.S. and Latin America. He also qualifies as an audit committee financial expert.

L. Patrick Lupo, 60

Mr. Lupo has been a member of our Board since 2006. He is currently the lead independent director and Deputy Chairman of our Board. He is the former chairman and chief executive officer of DHL Worldwide Express (DHL). Mr. Lupo joined DHL in 1976. He served as chairman and CEO from 1986 to 1997 and as executive chairman from 1997 to 2001. During his tenure at the company, he also served as CEO, The Americas, and general counsel. Mr. Lupo received a law degree from the University of San Francisco and a B.A. degree from Seattle University. He is a member of the supervisory board of Cofra, AG. He is a former director of O2 plc and Ladbrokes plc (formerly Hilton Group plc). Mr. Lupo's experience as former chairman and chief executive officer of a major global logistics company provides valuable leadership, strategic, operational, management, marketing, financial and risk management skills to our Board, as well as insight into logistics, a critical element of our business. Additionally, his legal background provides our Board with an important perspective. He also brings to the Board significant international board experience.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the election of each of Messrs. Bachrach and Boilini to our Board as Class III Directors for a term ending at our 2014 annual general meeting.

DIRECTOR COMPENSATION

        Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2010 was comprised of a mix of cash and equity-based compensation. The Compensation Committee periodically receives reports on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation.

Director Compensation Table

        The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2010.

	Non-Employee Director Compensation(1)
Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Ernest G. Bachrach	$85,000	$97,883	$182,883
Enrique H. Boilini	93,833	97,883	191,716
Jorge Born, Jr.	75,000	97,883	172,883
Michael H. Bulkin	75,000	97,883	172,883
Octavio Caraballo	75,000	97,883	172,883
Francis Coppinger	88,000	97,883	185,883
William Engels	91,167	97,883	189,050
Bernard de La Tour d'Auvergne Lauraguais	98,000	97,883	195,883
L. Patrick Lupo	86,000	97,883	183,883
Larry G. Pillard	85,000	97,883	182,883

(1)
Represents compensation earned in 2010.

(2)
Each of the non-employee directors received an annual grant of 2,045 restricted stock units on May 21, 2010. Restricted stock units vest on the third anniversary of the grant date, provided that the director continues to serve on the Board until such date. The closing price of Bunge's common shares on the NYSE on May 21, 2010 was $47.84.

The amounts shown reflect the full grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's financial statements. See Note 25 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 (the "Form 10-K") regarding assumptions underlying the valuation of equity awards. The aggregate number of restricted stock units outstanding for each non-employee director as of December 31, 2010 was 4,990. This includes the grant made in 2010, but excludes dividend equivalents. The value of the outstanding restricted stock units held by each of the non-employee directors as of December 31, 2010 was $326,945 based on a share price of $65.52, the closing price of Bunge's common shares on the NYSE on December 31, 2010.

  The aggregate number of stock options held by each director as of December 31, 2010 was: for Messrs. Bachrach, Boilini, Born and Caraballo, 48,800; for Mr. Bulkin, 36,600; for Messrs. Coppinger and de la Tour d'Auvergne Lauraguais, 32,600; for Mr. Engels, 18,200 and for Messrs. Lupo and Pillard, 13,000.

        Directors' Fees.    Non-employee directors received the following fees in 2010: (i) an annual retainer fee of $75,000; (ii) a fee of $10,000 for service as committee chair on any committee, except for the Chair of the Audit Committee, who received $20,000 per year for his services due to the added workload and responsibilities of this committee; and (iii) members of the Audit Committee each received $10,000 per year for their services due to the added workload and responsibilities of this committee. No fees are paid for service as a member of any other Board committee. In addition, although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of ten times in a given year, each director receives a fee of $1,000 for each additional meeting attended.

        In December 2010, our Board, upon recommendation of the Compensation Committee, approved the following changes to our compensation program for non-employee directors, effective January 1, 2011:

  •
  An increase in the annual retainers for the chairs of all Board committees other than the Audit Committee from $10,000 to $15,000, reflecting the substantial workload and responsibilities of these positions, while also continuing to align the compensation for all committee chairs other than the Audit Committee.

  •
  The establishment of a supplemental annual retainer for the Board's Lead Independent Director in the amount of $20,000, reflecting the additional responsibilities and duties of that position and peer group and general industry compensation practices.

        Bunge also reimburses non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and shareholder meetings. Bunge provides Mr. de La Tour d'Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate his fulfillment of his role as chairman of the Audit Committee.

        2007 Non-Employee Directors Equity Incentive Plan.    The 2007 Non-Employee Directors Equity Incentive Plan, adopted in 2007, provides for (i) an annual equity award to each continuing non-employee director as of the date of Bunge's annual general meeting of shareholders and (ii) an equity award upon a new non-employee director's initial election or appointment to the Board with a value equal to a pro rata portion of the award made to non-executive directors generally on the immediately preceding date of grant. In each case, the value, type and terms of such awards shall be approved by the Board based on the recommendation of the Compensation Committee. Bunge may grant non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units under the 2007 Non-Employee Directors Equity Incentive Plan. Deferred restricted stock units become vested on or after the first anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. However, upon vesting of any deferred restricted stock units, receipt of such deferred restricted stock units will be automatically deferred for at least an additional two years. Shares of restricted stock and restricted stock units become vested on or after the third anniversary of the date of grant, provided, in each case, that the director has continued to serve on the Board until such date. Stock options granted under the plan become vested and exercisable on or after the third anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding stock options remain exercisable for a period of ten years after their grant date.

        The 2007 Non-Employee Directors Equity Incentive Plan provides that up to 600,000 common shares may be issued under the plan. As of December 31, 2010, we had granted an aggregate of 66,400 restricted stock units (which includes deferred restricted stock units and time-vested restricted stock units) to our non-employee directors as a group under this plan.

        Non-Employee Directors Equity Incentive Plan.    The Non-Employee Directors Equity Incentive Plan, adopted in 2001, provides for awards of non-qualified stock options to non-employee directors. The options vest and are exercisable on the January 1 that follows the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding options remain exercisable for a period of ten years after their grant date. The Non-Employee Directors Equity Incentive Plan provides that up to 0.5% of our issued and outstanding common shares may be issued under the plan. We have granted stock options to purchase an aggregate of 517,500 common shares to our non-employee directors as a group under the Non-Employee Directors Equity Incentive Plan. Effective May 25, 2007, when the 2007 Non-Employee Directors Equity Incentive Plan was approved by our shareholders, no further stock options may be granted under the 2001 Non-Employee Directors Equity Incentive Plan.

        Non-Employee Directors Deferred Compensation Plan.    Our Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Deferred Compensation Plan"), a non-tax qualified deferred compensation plan, is designed to provide non-employee directors with an opportunity to elect to defer receipt of all or a portion of their annual cash fees.

        Amounts deferred are credited in the form of hypothetical share units that are approximately equal to the fair market value of a Bunge common share on the date that fees are otherwise paid. Participants' deferral accounts will be credited with dividend equivalents, in the form of additional share units, in the event Bunge pays dividends to holders of its common shares. Distributions are made in the form of Bunge common shares or cash, as elected by the participant. Upon a change of control of Bunge, a participant will receive an immediate lump sum distribution of his or her account in cash or Bunge common shares, as determined by the Compensation Committee.

        As of January 1, 2009, participants no longer have the option to defer any portion of their annual cash fees pursuant to the Non-Employee Director Deferred Compensation Plan as a result of the adoption of Section 457A of the Internal Revenue Code.

        The number of shares underlying hypothetical share units held by our non-employee directors under this plan are shown in the beneficial ownership table on page 62 of this proxy statement.

        Non-Employee Director Share Ownership Guidelines.    To further align the personal interest of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of May 2005 or, if later, from when the non-employee director is initially appointed or elected to the Board. For non-employee directors, the guideline is four times the annual retainer fee paid by Bunge to its non-employee directors. Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the director, shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan and 50% of the difference between the exercise price and the fair market value of our common shares for vested, in-the-money stock options. Unvested stock options or restricted stock units do not count toward satisfaction of the guidelines. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through Bunge's equity incentive plans until the guidelines are met. All non-employee directors have either met their share ownership guidelines or are making satisfactory progress towards their respective ownership guidelines as of December 31, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Bunge Limited's executive compensation program is designed to maintain a strong link between pay and performance. This Compensation Discussion and Analysis provides an overview of our executive compensation program, including:

  •
  the general compensation principles and objectives of our executive compensation program;

  •
  the material elements of our executive compensation program and the process we use for making executive compensation decisions; and

  •
  information about the 2010 compensation earned by the following executive officers (the "Named Executive Officers"):

  •
  Alberto Weisser, Chairman and Chief Executive Officer.

  •
  Andrew J. Burke, Global Operational Excellence Officer commencing July 1, 2010 and our interim Chief Financial Officer from September 24, 2010 to December 31, 2010. Until June 30, 2010, Mr. Burke was Co-Chief Executive Officer, Bunge Global Agribusiness and Bunge Product Lines. Mr. Burke was named Chief Financial Officer on February 1, 2011. He will also continue to have responsibility for operational excellence.

  •
  Archibald Gwathmey, Senior Risk Officer commencing July 1, 2010. Until June 30, 2010, Mr. Gwathmey was Co- Chief Executive Officer, Bunge Global Agribusiness and Bunge Product Lines. Mr. Gwathmey retired from Bunge on December 31, 2010.

  •
  Raul Padilla, Managing Director, Bunge Global Agribusiness and Chief Executive Officer, Bunge Product Lines commencing July 1, 2010. Until June 30, 2010, Mr. Padilla was Chief Executive Officer, Bunge Argentina.

  •
  D. Benedict Pearcy, Managing Director, Sugar and Bioenergy and Chief Development Officer, Bunge Limited.

  •
  Jacqualyn A. Fouse, former Chief Financial Officer through September 24, 2010.

Executive Summary — 2010 Overview

        2010 was a year of improved financial performance for Bunge, with particularly strong second half results, despite significant volatility in our industry. This followed an extremely challenging 2009 in which we and our industry were adversely affected by the global economic downturn and, consequently, compensation levels for our Named Executive Officers declined accordingly.

        Notably, in 2010, Bunge showed growth in several key financial benchmarks compared to 2009:

	2010(1)	2009	Change(%)
Net Income Attributable to Bunge	$543 million	$361 million	+50%
Earnings Per Share (EPS)	$3.47	$2.22	+56%
Return on Net Assets	6.08%	4.05%	+50%

(1)
2010 results exclude approximately $2.4 billion pre-tax and $1.9 billion after-tax gains on the sale of Bunge's Brazilian fertilizer nutrients assets and a $90 million loss on the extinguishment of debt repaid with a portion of the proceeds of the transaction.

        For 2010, Bunge reported strong earnings in its agribusiness and food and ingredients segments and demonstrated significant improvement in its fertilizer segment. Additionally, in 2010, Bunge successfully completed key strategic acquisition and disposition transactions in its fertilizer and sugar and bioenergy segments designed to realize significant shareholder value and position the company for future long-term growth, as well as the repurchase of over $350 million of its common shares in order to return capital to shareholders. As a consequence of Bunge's improved performance, annual cash incentive compensation levels for our Named Executive Officers increased compared to 2009 and annual equity award levels were restored to pre-2009 levels.

        Notwithstanding the significant improvement in our financial results, Bunge's stock price remained relatively flat at the beginning and end of 2010, though our stock price appreciated approximately 30% in the second half of the year and has continued to increase in 2011. While stock price is influenced by many factors, Bunge's commodity focus has resulted in our share price being correlated with highly volatile commodity prices and thus significantly adversely affected by the global economic downturn that began in the second half of 2008. While the past three years have served as an example of how volatile our industry can be, our compensation decisions for 2010 demonstrate that a significant portion of our executive compensation is directly tied to the financial performance of the company both over a one- and three-year period, thus serving the long-term interests of our shareholders by focusing our Named Executive Officers on the fundamentals of our business rather than short-term, volatile stock price movements.

        In the course of reviewing our overall executive compensation program, the Compensation Committee (the "Committee") reviewed the relationship between our Chief Executive Officer's compensation and our performance relative to our Peer Group as identified in the "Competitive Market Positioning" section on page 26 below for the three-year period from 2007-2009 (the last year for which complete compensation information is available) to ensure alignment between CEO pay and Bunge's performance. For purposes of this review, (i) "total cash realized" is defined as the sum of: current base salary and the three-year average of actual annual incentive awards and (ii) "total direct realized" compensation is defined as the sum of the following components (using comparable components for the Peer Group):

  1.
  current base salary;

  2.
  three year average of actual annual incentive awards;

  3.
  three year average paper gains from equity awards granted during the 2007-2009 period, representing the current intrinsic value of any in-the-money stock options and performance-based restricted stock units using the average month-end stock price for October, November, and December 2010 (for performance-based restricted stock units, the value of the units is assumed at target); and

  4.
  Peer Group analysis excludes Tyson Foods, Inc. as the incumbent chief executive officer did not have a three-year compensation history with the company.

        "Financial performance" is defined as the cumulative compound average growth rate in net income and earnings per share for the 2007-2009 period, and "total shareholder return," or TSR, is defined as stock price appreciation and dividends paid for the period from December 31, 2006 to December 31, 2010.

        Based on this analysis, as shown in the chart below, for the 2007-2009 period, our Chief Executive Officer's total cash realized was below median against other chief executive officers in the Peer Group while our financial performance was at the 75th percentile of the Peer Group. In addition, we achieved total shareholder return at the 29th percentile of our Peer Group for the 2007-2009 period while total direct realized compensation for our Chief Executive Officer was at the 18th percentile of the Peer Group. The Committee believes this demonstrates an appropriate relationship between our executive compensation program and company performance.

        Our compensation actions for 2010 generally reflected our operational results discussed above, significant acquisitions and dispositions occurring during the year, competitive trends and other factors, including the following:

  •
  Sale of Brazilian Fertilizer Nutrients Assets.  In May 2010, we completed the sale of our Brazilian fertilizer nutrients assets to Vale S.A. for gross proceeds of $3.9 billion, resulting in an after-tax gain on sale of approximately $1.9 billion. To balance the competing considerations of rewarding management for realizing significant shareholder value in the sale while also recognizing the special nature of this transaction, the Committee exercised negative discretion to reduce the amount of the gain included in our results for purposes of determining the achievement of company performance goals under both our annual incentive plan and for all outstanding performance-based restricted stock unit grants under our equity incentive plans. The use of negative discretion by the Committee resulted in lower payouts under each plan in respect of the 2010 fiscal year, as described in more detail on pages 33 and 37 below.

  •
  Equity Grant Determinations.  Based on advice provided by the Committee's independent compensation consultant regarding the latest available market data and anticipated trends among U.S. public companies, the Committee returned to 2008 equity award target values for 2010, rather than discounting award values by 23% as it had done in 2009. Equity award levels were reduced in 2009 to control dilution following the significant decline in our stock price that occurred during the second half of 2008. In keeping with our historical equity grant practices, annual equity award grants in 2010 were divided evenly in value between stock options and performance based restricted stock units, which vest only upon achievement of certain pre-established company financial goals, reflecting the Committee's focus on maintaining a strong link between pay and performance.

  •
  Management Changes.  In July 2010, Mr. Padilla became the head of our global agribusiness segment, Mr. Burke was named Global Operational Excellence Officer and Mr. Gwathmey stepped down from his role as head of our agribusiness segment and assumed the role of Senior Risk Officer until his retirement at the end of 2010. Mr. Burke also assumed the additional role of interim Chief Financial Officer following the resignation of Ms. Fouse in September 2010. These personnel changes resulted in changes to the compensation levels and objectives for these executives as further described on pages 33 below.

Compensation Principles and Objectives

        Our executive compensation program is designed to achieve the following objectives:

  •
  support Bunge's business goals by fostering profitable growth and increasing shareholder value;

  •
  align the interests of executive officers with the long-term interests of shareholders;

  •
  attract, retain and motivate high caliber executive officers; and

  •
  pay for performance by linking a significant amount of executive compensation to the achievement of pre-established performance goals and the executive's overall individual contribution to Bunge's growth.

        The program is driven by key performance measures for Bunge in order to motivate our executives (including the Named Executive Officers) to continually improve Bunge's financial performance and increase shareholder value both over the short and long-term.

        Our executive compensation program is also designed to provide executives with a mix of cash and equity-based compensation opportunities and a level of benefits intended to be competitive with those companies that Bunge competes with for executive talent, and align executive pay with the objectives of the program. Our executive compensation program consists of the following main elements of compensation:

  •
  base salary;

  •
  annual cash incentive awards;

  •
  long-term equity-based incentive awards; and

  •
  retirement and executive benefits.

        The Committee regularly reviews our executive compensation program to ensure that the program continues to meet its overall objectives.

Competitive Market Positioning

        Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target annual long-term equity-based incentive award values (referred to as target total direct compensation) that is aligned with the program's principles and competitive with compensation provided by a peer group of selected publicly-traded companies. This group consists of companies having one or more of the following characteristics: (i) Bunge's direct competitors in one or more of its businesses, (ii) companies that have comparable annual revenues and market capitalization and (iii) companies that have comparable international operations or which otherwise reflect the nature and scope of Bunge's activities (including companies involved in food processing, agricultural chemicals and fertilizer, raw materials and distribution and logistics) (the "Peer Group"). The Committee, in consultation with Semler Brossy, establishes and periodically reviews and, if appropriate, updates the composition of the Peer Group to ensure continued relevancy and account for mergers, acquisitions or other business related changes that may occur. For 2010, the following companies comprised the Peer Group:

Air Products & Chemicals Inc.	Monsanto Company
Alcoa Inc.	The Mosaic Company
Archer Daniels Midland Company	The Pepsi Bottling Group, Inc.
Coca-Cola Enterprises Inc.	PotashCorp
ConAgra Foods Inc.	Sara Lee Corporation
FedEx Corp.	Tyson Foods, Inc.
International Paper Company	United Parcel Service, Inc.
Meadwestvaco Corp.	U.S. Steel Company
Weyerhaeuser Co.

        In 2011, The Pepsi Bottling Group, Inc. will be removed from the Peer Group as a result of it no longer being an independent public company due to its acquisition by PepsiCo, Inc., and it will be replaced by Kellogg Company.

        In addition, the Committee supplements Peer Group data with data derived from proprietary compensation surveys provided by Towers Watson. The survey data is used by Semler Brossy to prepare an analysis of, and recommendations with respect to, the compensation of the Named Executive Officers. The Committee uses the survey data as the primary source for determining the market position of the compensation for the Named Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer, as there are few directly comparable positions at companies in the Peer Group. The survey data enables the Committee to compare the competitiveness of the compensation of the Named Executive Officers based on their individual responsibilities and scope against comparable positions in a broader general industry group of companies. Additionally, in light of his role as head of a commodities trading business unit, Mr. Padilla's total compensation is also evaluated using data from the McLagan global commodities compensation survey. The Peer Group and the external survey data referred to above are referred to collectively as the "Comparator Groups." Neither Towers Watson nor McLagan makes recommendations or participates with the Committee in discussions regarding the determination of amounts or forms of compensation for the Named Executive Officers. Towers Watson and McLagan from time to time provide other compensation consulting services to Bunge management.

Determining Compensation

  Role of the Compensation Committee

        The Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program, and reviewing and approving annually all compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for our Named Executive Officers are made by the Committee in accordance with the methodology described below.

        When making compensation decisions, the Committee analyzes data from the Comparator Groups as well as tally sheets prepared by our human resources department for each of the Named Executive Officers. Each of these tally sheets presents (i) the dollar amount of each material element of compensation (base salary, annual cash incentive awards, long-term equity-based incentive awards, and retirement benefits), (ii) executive benefits and perquisites, (iii) potential value of equity holdings (vested and unvested), (iv) value realized in the prior fiscal year from stock option exercises, (v) expected payments under selected termination of employment, retirement and change of control scenarios and (vi) progress toward satisfaction of share ownership guidelines. The overall purpose of these tally sheets is to provide the Committee with a comprehensive view of the various elements of actual and potential future compensation of our Named Executive Officers, as well as their wealth accumulation, allowing the Committee to analyze both the individual elements of compensation and the aggregate total amount of actual and projected compensation in making compensation decisions.

        In addition to reviewing data from the Comparator Groups and tally sheets, the Committee also considers the following factors in setting the target total direct compensation for each Named Executive Officer: (i) the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions towards Bunge's performance, (ii) recommendations from Semler Brossy, (iii) recommendations from the Chief Executive Officer and Chief Personnel Officer (for officers other than themselves) and (iv) for our CEO, the historical relationship between Bunge's CEO pay and performance against the Peer Group. While the Committee generally seeks to set target total direct compensation levels for the Named Executive Officers at approximately the median of the Comparator Groups, our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the Comparator Groups in the Committee's reasonable discretion in order to recognize factors such as job responsibilities, experience, skill sets and ongoing or potential contributions to the company. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on individual and company performance for the year.

        The differences in compensation levels among our Named Executive Officers are primarily attributable to the differences in the median range of compensation for similar positions in the Comparator Groups and the factors described above. In setting the compensation of our Chief Executive Officer, the Committee applies the same principles that it applies to other Named Executive Officers such that Mr. Weisser's target total direct compensation is competitive with that of other chief executive officers in the Comparator Groups and is consistent with our compensation principles and objectives described above.

  Role of Executive Officers

        The Chief Executive Officer establishes the strategic direction of our executive compensation program in consultation with the Committee, evaluates the performance of the Named Executive Officers (excluding his own performance) and makes recommendations regarding their compensation in consultation with the Chief Personnel Officer. The Chief Executive Officer and the Chief Personnel Officer also participate in developing and recommending the performance goals and measures for our Named Executive Officers under our annual incentive plan for consideration by the Committee. No other executive officers participate in the executive compensation process. Bunge's human resources department, under the supervision of the Chief Personnel Officer, also supports the Committee in its work and implements our executive compensation program.

  Role of the Compensation Consultant

        Pursuant to its charter, the Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Committee has sole authority to retain or terminate any such compensation consultants or advisors, and to approve their fees. The Committee has retained Semler Brossy as its independent compensation consultant to provide information, analysis, and objective advice regarding our executive compensation program. The Committee periodically meets with Semler Brossy to review our executive compensation program and discuss compensation matters. For 2010, Semler Brossy performed the following functions at the Committee's request:

  •
  assisted the Committee in the review and assessment of the Peer Group;

  •
  compared each element of the Named Executive Officers' target total direct compensation with the corresponding compensation elements for the Comparator Groups;

  •
  prepared an analysis of pay and performance relative to the Peer Group;

  •
  advised the Committee on compensation for the Named Executive Officers;

  •
  advised the Committee with respect to the value of long-term incentive awards;

  •
  advised the Committee on non-employee director compensation;

  •
  advised the Committee on compensation-related aspects of the sale of the Brazilian fertilizer nutrients assets;

  •
  advised the Committee on an analysis of risk related performance metrics;

  •
  prepared presentations for the Committee on general U.S. trends and practices in executive compensation; and

  •
  advised the Committee on the design of employee incentive programs and arrangements.

  Executive Compensation Mix

        As Named Executive Officers have significant responsibility for company performance, a significant portion of their target total direct compensation is intended to be at-risk, performance-based compensation. The charts below illustrate the mix of target total direct compensation for our CEO and the other Named Executive Officers for 2010. There are no material differences in the mix of target total direct compensation among our Named Executive Officers, other than the CEO.

CEO	ALL OTHER NEOs

        Mr. Weisser's compensation mix as shown above is consistent with that of other chief executive officers in the Comparator Groups. The higher proportion of Mr. Weisser's compensation that is at-risk as compared to our other Named Executive Officers reflects the greater level of responsibility he has for the performance of the overall company. The target value of annual equity award grants for all Named Executive Officers is divided evenly between stock options and performance-based restricted stock units which vest only if certain financial objectives are met over a three-year period.

Elements of Our Executive Compensation Program

        The following discusses in greater detail the elements of, and rationale for, the compensation awarded to the Named Executive Officers in 2010. The Committee, in consultation with Semler Brossy, reviews and, if appropriate, updates our executive compensation program at the beginning of each year.

  Base Salary

        A portion of annual cash compensation is paid as base salary to provide Named Executive Officers with an appropriate level of security and stability. Base salaries for the Named Executive Officers are reviewed on an annual basis, and in connection with a promotion or other change in responsibilities. The Committee reviews and approves the annual base salaries for the Named Executive Officers based on an evaluation of the individual's experience, contributions, skill level, scope of responsibilities, level of pay compared to comparable executives in the Comparator Groups, recommendations from Semler Brossy and, for each Named Executive Officer other than the Chief Executive Officer, recommendations from the Chief Executive Officer in consultation with the Chief Personnel Officer.

The Committee generally sets the base salary at approximately the median level for comparable executives in the Comparator Groups.

        In 2010, the Committee increased the base salaries of the following Named Executive Officers:

  •
  In March 2010, Mr. Pearcy received a base salary increase of approximately 16% to adjust his salary closer to the median of competitive compensation levels for his position.

  •
  In March 2010, Mr. Burke received a base salary increase of approximately 10% to reflect the median of competitive compensation levels for his position. He did not receive a further salary adjustment upon his appointment to the role of Global Operational Excellence Officer as the Committee determined that his base salary was competitive with the market.

  •
  In July 2010, Mr. Padilla received a base salary increase of approximately 30%. Following this increase, Mr. Padilla's base salary is 12% above the median of competitive compensation levels for his position. The Committee believes that Mr. Padilla's base salary positioning is appropriate in recognition of the substantial responsibilities Mr. Padilla assumed in connection with his appointment as Managing Director, Bunge Global Agribusiness and CEO, Bunge Product Lines and served as a further inducement in connection with his relocation to the United States from Argentina to assume this role. Additionally, Mr. Padilla's target total direct compensation is in line with the Comparator Group median.

        No other Named Executive Officer received a base salary increase in 2010. The base salary of each Named Executive Officer is set forth in the "Salary" column of the Summary Compensation Table on page 43 of this proxy statement.

  Annual Cash Incentive Awards

        The Committee grants Named Executive Officers the opportunity to earn annual cash incentive awards under Bunge's Annual Incentive Plan, an annual performance-based incentive plan that is available for a broad group of employees within the company. The purpose of the Annual Incentive Plan is to provide an annual cash incentive that is directly related to the achievement of company and individual performance goals and contributions that deliver annual results aligned with our long-term goals.

        Target annual cash incentive awards under the Annual Incentive Plan for the Named Executive Officers are generally established by the Committee within 90 days after the beginning of each year. These target awards are established based on an analysis of comparable executives in the Comparator Groups. The Committee generally sets target annual cash incentive awards for Named Executive Officers at approximately the median level for comparable executives in the Comparator Groups.

        The actual annual incentive awards earned by the Named Executive Officers for any year may be above, at or below the established target level based on their contribution to Bunge's results and their performance with respect to company and individual performance goals attained for such year as described below. In order to receive an incentive award under the Annual Incentive Plan, a minimum level of performance must be attained with respect to the performance goals. For 2010, the Named Executive Officers were eligible to receive an annual cash incentive award ranging from 0 percent to 250 percent of their established target awards under the Annual Incentive Plan.

        Company Performance Goals.    Company performance goals for purposes of the annual incentive plan are established based on annual business plans and are allocated between return on net assets ("RONA") for Bunge Limited as a whole and/or for the business unit(s) with respect to which a Named Executive Officer has primary responsibility, and net income after noncontrolling interest (formerly referred to as minority interest) for Bunge Limited (net income attributable to Bunge Limited on a consolidated basis) and/or operating profit of the applicable business unit, based on the primary responsibilities of the applicable Named Executive Officer.

        RONA is a financial performance metric which measures the relationship between profits and the net assets used in our businesses. As Bunge operates in a number of capital intensive businesses, RONA allows us to measure management's ability and efficiency in using our assets to generate profits. As a complement to RONA, net income after noncontrolling interest and operating profit measures the overall profitability of ongoing business operations. Because the Committee has determined that RONA is a principal driver of shareholder value for Bunge, the percentage variation from target is indexed by a factor of 2.5 before averaging the result with net income after noncontrolling interest or operating profit of Bunge Limited or a business unit (as applicable).

        For 2010, the company performance objectives applicable to Mr. Weisser and Ms. Fouse were equally weighted between RONA and net income after noncontrolling interest for Bunge Limited. Mr. Gwathmey's objectives were based 70% on RONA and operating profit for Bunge Global Agribusiness and 30% on RONA and operating profit for Bunge Product Lines, which is a business unit within Bunge Global Agribusiness that engages in trading activities and global value chain optimization for our agribusiness segment. Mr. Pearcy's objectives were based 30% on RONA and net income after noncontrolling interest for Bunge Limited and 70% on RONA and operating profit for the company's sugar and bioenergy segment. The greater weighting assigned to the performance objectives applicable to the sugar and bioenergy segment reflects the degree of management attention anticipated for each of the positions he holds.

        In connection with their changes in job responsibilities, the company performance objectives assigned to Mr. Burke and Mr. Padilla for the second six months of 2010 were adjusted to reflect their new roles. Additionally, Mr. Pearcy's RONA and operating profit targets for the sugar and bioenergy segment were adjusted by the Committee in August 2010 following the completion of the Moema acquisition to reflect updated financial forecasts for the business following the acquisition. The table on the following page sets forth the company performance goals established for each Named Executive Officer, as well as the performance results against such goals for 2010:

Name and Description of Performance Measures	Target RONA	Actual RONA	Target Net Income After Noncontrolling Interest ($ million)	Actual Net Income After Noncontrolling Interest ($ million)	Target Operating Profit ($ million)	Actual Operating Profit ($ million)
Alberto Weisser RONA and net income after noncontrolling interest for Bunge Limited	9.5%	10.9%	$959	$1,202.5	—	—
Andrew J. Burke January – June 2010 RONA and operating profit for Bunge Global Agribusiness	9.8%	9.9%	—	—	$595.7	$726.6
RONA and operating profit for Bunge Product Lines	27.4%	64.6%	—	—	$85.7	$187.3
July – December 2010 RONA and net income after noncontrolling interest for Bunge Limited	9.5%	10.9%	$959	$1,202.5	—	—
Archibald Gwathmey RONA and operating profit for Bunge Global Agribusiness	9.8%	9.9%	—	—	$595.7	$726.6
RONA and operating profit for Bunge Product Lines	27.4%	64.6%	—	—	$85.7	$187.3
Raul Padilla January – June 2010 RONA and operating profit for Bunge Argentina	15.3%	16.6%			$127.2	$150.8
July – December 2010 RONA and operating profit for Bunge Global Agribusiness	9.8%	9.9%	—	—	$595.7	$726.6
RONA and operating profit for Bunge Product Lines	27.4%	64.6%	—	—	$85.7	$187.3
D. Benedict Pearcy RONA and net income after noncontrolling interest for Bunge Limited	9.5%	10.9%	$959	$1,202.5	—	—
RONA and operating profit for Sugar & Bioenergy	5.8%	(0.8)%	—	—	$133.2	$(69.5)
Jacqualyn A. Fouse RONA and net income after noncontrolling interest for Bunge Limited	9.5%	10.9%	$959	$1,202.5	—	—

        The metrics for determining performance against established goals are derived from our financial statements, but, under the terms of the Annual Incentive Plan, the Committee may adjust actual results achieved, in its discretion, if it determines that such adjustment is appropriate to reflect unanticipated or extraordinary items or events. In May 2010, we completed the sale of our Brazilian fertilizer nutrients assets to Vale S.A. for gross proceeds of $3.9 billion, resulting in an after-tax gain on sale of approximately $1.9 billion. Pursuant to the terms of the Annual Incentive Plan, all earnings are included with respect to determining Bunge's achievement of targets under the plan. However, the

Committee exercised negative discretion and determined that only approximately $624 million of the after-tax gain (net of related debt extinguishment costs) should be included in RONA and net income after noncontrolling interest for purposes of determining the 2010 incentive award payable under the Annual Incentive Plan. This amount corresponds to the incremental value created and realized by Bunge in the transaction, namely the amount by which the gross proceeds exceeded Bunge's and its financial advisors' valuations of the assets. The Committee determined that including this portion of the gain furthered its objective of placing strong emphasis on pay for performance by balancing the one-time impact of the sale with rewarding management for realizing significant shareholder value in the transaction.

        Individual Performance Goals.    In addition to the attainment of Company performance goals, each Named Executive Officer is also evaluated based on the achievement of individual performance goals that are assigned based on the executive's role within the company and responsibility for delivering on such goals, as well as their overall contribution to the company during the fiscal year. The individual performance goals generally relate to the achievement of specific aspects of Bunge's business strategy and other initiatives relating to the position held by the relevant executive. In addition, the performance of each Named Executive Officer during the fiscal year in review is assessed with respect to the following core management competencies: building organization capabilities; customer focus; technical knowledge; strategic thinking; teamwork; results orientation; leadership; openness and communications; entrepreneurship; and personal effectiveness. In connection with the changes in their respective employment positions, the individual performance goals for Mr. Burke, Mr. Gwathmey and Mr. Padilla were adjusted for the second half of 2010 to reflect their new responsibilities.

        Additionally, in 2010 the individual performance goals for each of the Named Executive Officers included the achievement of a cash flow or debt target. For Mr. Weisser, Ms. Fouse and Mr. Pearcy, the applicable cash flow target was expressed as days cash cycle of Bunge Limited. Days cash cycle is a key metric for evaluating working capital efficiency. In the case of Mr. Gwathmey and Mr. Burke (for the first six months of 2010), the applicable target related to average daily debt levels for Bunge Product Lines. For Mr. Padilla, the applicable targets related to the cash cycle of Bunge Argentina (for the first six months of 2010). The Committee believes that these performance measures provided an additional focus on the company's operating cash flow and working capital efficiency, which were key areas of focus for the company in 2010.

        Determination of Individual Annual Incentive Awards.    Following the completion of each fiscal year, the Committee reviews and approves individual annual cash incentive awards for the prior fiscal year based on the results achieved on the company and individual performance goals as described above. Company performance is approved by the Committee after audited results for the prior fiscal year are finalized. The Named Executive Officers' performance against their individual performance objectives and management competencies is assessed by the executive's manager, which in the case of each Named Executive Officer other than the Chief Executive Officer is the Chief Executive Officer. The Chief Executive Officer's performance against his individual objectives and management competencies is determined directly by the Committee. The Committee may adjust a Named Executive Officer's actual annual incentive award if it determines that such adjustment is appropriate to reflect factors including changes in business strategies or unanticipated or extraordinary items or events not reflected in the performance measures and goals for the year.

        In March 2011, based on the process and factors described above, the Committee determined that payouts under the Annual Incentive Plan to the Named Executive Officers for 2010 would be between 80% and 145% of their respective target annual cash incentive awards. Had the Committee not exercised negative discretion in connection with its treatment of the after-tax gain on the sale of the Brazilian fertilizer nutrients assets described above, the 2010 incentive awards paid to the Named Executive Officers as a group would have been approximately 10.5% higher than the amounts actually paid.

        The following table sets forth the target award opportunity established in 2010 for each Named Executive Officer and the actual annual cash incentive award paid to each Named Executive Officer in March 2011.

	Target Bonus		Actual Bonus
Name	Target Amount	Percentage of Base Salary	Actual Payout	Percentage of Target Incentive Opportunity
Alberto Weisser	$1,600,000	133%	$2,300,000	144%
Andrew J. Burke	$413,000	75%	$600,000	145%
Archibald Gwathmey	$700,000	100%	$700,000	100%
Raul Padilla	$850,000	100%	$1,000,000	118%
D. Benedict Pearcy	$375,000	75%	$300,000	80%
Jacqualyn A. Fouse(1)	$500,000	76%	$0	0%

(1)
No bonus was paid to Ms. Fouse as a result of her separation of service with Bunge.

        Other Cash Awards.

        Raul Padilla.    In connection with Mr. Padilla's appointment as Managing Director, Bunge Global Agribusiness and Chief Executive Officer, Bunge Product Lines, the Committee granted him a special incentive opportunity for the period from July 1, 2010-December 31, 2010 based on the performance of Bunge's agribusiness product lines. The purpose of the special incentive award was to provide Mr. Padilla with an annual supplemental incentive opportunity that is directly related to the achievement of product line performance and to align his compensation with compensation levels in competitive commodity trading environments. Under the terms of this supplemental incentive opportunity, the actual award that Mr. Padilla could earn was based on the actual performance achieved by the product lines during the performance period, and in order to receive any award, a threshold performance level was required to be achieved. For 2010, Mr. Padilla was eligible to receive an incentive award ranging from 0 percent to 250 percent of his annual base salary.

        For 2010, payment of the special incentive award was determined based on the aggregate trading profits of the agribusiness product lines (based on global trading earnings before interest and taxes), after applying working capital and risk capital charges to ensure performance is adjusted for the amount of capital utilized and underlying risk taken, that exceeded the targets established by the Committee based on company business plan for the second half of the year. The following sets forth the target performance and award levels that were established:

Performance above plan	Target award amount	Percentage of base salary
$60 million	$212,500	50%
$75 million	$425,000	100%
$150 million	$1,062,500	250%

        In addition, the Committee required that payment of a portion of the special incentive award be deferred. Amounts that are deferred will be paid out in two annual installments and are subject to reduction or forfeiture in the event of (i) a cumulative annual trading loss for the global product lines during the deferral period, (ii) Mr. Padilla's resignation of employment for any reason or (iii) Mr. Padilla's termination of employment for "cause".

        In March 2011, the Committee determined that trading results for the 2010 performance period were $189 million above plan and awarded Mr. Padilla $1,062,500, as set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 43 of this proxy statement. Payment of $356,300 of the award is deferred and will be paid out in two installments on March 31, 2012 and March 31, 2013, subject to the terms and conditions discussed above.

        Andrew J. Burke.    In recognition of Mr. Burke's contributions as interim Chief Financial Officer while continuing in the role of Global Operational Excellence Officer, in March 2011, the Committee awarded Mr. Burke a supplemental cash bonus of $100,000, as set forth in the "Bonus" column of the Summary Compensation Table on page 43 of this proxy statement.

Long-Term Incentive Compensation

        Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards pursuant to Bunge's 2009 Equity Incentive Plan, which we refer to as the Equity Incentive Plan. The long-term equity-based incentive compensation element of our executive compensation program is intended to provide Named Executive Officers with a continuing stake in the long-term success of the company. We also believe that long-term equity compensation is an important retention tool. We further emphasize equity ownership by senior executives through the share ownership guidelines described later in this section.

        Pursuant to the Equity Incentive Plan, the Committee may grant stock options and restricted stock units, including restricted stock units that vest subject to the satisfaction of a specified service period ("time-vested RSUs") and/or the achievement of certain pre-established performance goals over a specified performance period (performance-based restricted stock units, or "PBRSUs"). It is the Committee's practice to make annual grants of equity-based awards in the form of non-qualified stock options and PBRSUs to employees (including the Named Executive Officers) in the first quarter of each year, when compensation decisions for the year are generally made and after the public release of Bunge's year-end audited financial results for the prior fiscal year. The Committee targets the value of the long-term incentive awards granted to the Named Executive Officers to approximately the median of the value of equity-based awards granted to comparable executives in the Comparator Groups. Annual equity award grants are generally divided evenly between stock options and PBRSUs based on the Committee's assessment that this mix of share price appreciation-based and performance-based full value share awards furthers our executive compensation program's objectives of linking incentive compensation to the company's performance, creating long-term shareholder value and aligning the interests of Named Executive Officers and Bunge's shareholders. The Committee also considers potential shareholder dilution, the company's overhang (defined as the number of shares available for grant, plus outstanding stock option and restricted stock unit awards), paper gains on outstanding long-term incentive awards and the projected cost and accounting expense on Bunge's earnings for the anticipated fiscal year grants in determining the amount and type of long-term incentive awards. In response to special situations, the Committee may also make special equity grants in the form of stock options or restricted stock units to Named Executive Officers on the annual grant date or on grant dates other than the annual grant date.

        In 2010, based on advice provided by Semler Brossy regarding the latest available market data and anticipated trends among U.S. public companies, the Committee returned to 2008 equity award target values for 2010, rather than discounting these award values by 23% as it had done in 2009 to control dilution following a time of significant stock price volatility. In keeping with our historical practice, annual equity award grants in 2010 were divided evenly between stock options and PBRSUs, which vest only upon achievement of certain pre-established company financial goals, reflecting the Committee's focus on maintaining a strong link between compensation and performance.

        Stock Option Awards.    Stock options will have value only if the trading price of Bunge's common shares exceeds the exercise price of the stock option. Stock options granted to the Named Executive Officers vest in three equal installments on each of the first three anniversaries following the option grant date and remain exercisable until the tenth anniversary of the option grant date. Pursuant to the terms of the Equity Incentive Plan, Bunge sets the exercise price of a stock option based on the average of the high and low sale prices of Bunge's common shares on the NYSE on the grant date. On March 2, 2010, the Committee authorized the grant of stock options to the Named Executive Officers effective March 3, 2010 with an exercise price equal to the average of the high and low sale prices of

Bunge's common shares on March 3, 2010 (the grant date). It is the Committee's practice to authorize annual grants of equity-based incentive compensation awards, including stock options, effective as of the day immediately following the date that the Committee authorizes the grant of awards, as this is typically the date that the full Board meets.

        Information regarding the grant date fair value and the number of stock options awarded to the Named Executive Officers for 2010 is set forth in the Grants of Plan-Based Awards Table on page 45 of this proxy statement.

        PBRSU Awards.    On March 2, 2010, the Committee also authorized the grant of PBRSUs to the Named Executive Officers for the 2010-2012 performance period, effective March 3. Payouts of the PBRSUs, if any, will generally be subject to the Named Executive Officer's continued employment with Bunge through the vesting date (generally, the third anniversary of the grant date) and will be based on Bunge's cumulative, three-year diluted earnings-per-share (EPS) results in accordance with the table below:

Cumulative 3-year diluted earnings-per-share	Percent of Award Vesting
less than $15.62	0%
$15.62	50%
19.52 (target)	100%
$27.33	200%
Greater than $27.33	200%

        Results in between $15.62 and $27.33 will be interpolated, with each 1% increase above the target three-year EPS resulting in a 2.5% increase in the percentage of PBRSUs that vest. In addition, dividend equivalents will be paid in Bunge common shares on the date that PBRSUs are otherwise paid-out, based on the number of shares vesting. However, in no event will dividend equivalents be paid on any shares in excess of the target award granted. Diluted earnings per share is used as the performance measure for the PBRSUs because investors generally view it as a key measure of our financial performance. Beginning with the 2009-2011 PBRSU performance period, the Committee sets the baseline for the PBRSU targets by averaging the prior two years' diluted earnings per share, with the earliest year's earnings per share increased by 10%. This baseline is then increased by 10% for each year in the performance period. The Committee adopted this averaging methodology as it balances out volatility in the company's earnings per share while preserving the performance-based, motivational and retention oriented features of these awards. The Committee continued this practice for awards granted with respect to the 2010-2012 PBRSU performance period.

        Each year, following the end of a three-year PBRSU performance period, Bunge's achievement of the performance measures is determined by the Committee based on Bunge's reported financial results, subject to the Committee's discretion under the Equity Incentive Plan to adjust such results for non-recurring charges and other one-time or extraordinary events.

        In March 2011, the Committee reviewed and certified the achievement of the performance measures for the PBRSUs granted for the 2008-2010 performance period. The following table shows the results for the 2008-2010 performance period:

	2008-2010 PBRSU Award
Performance Measure	Target Performance	Actual Performance	Percentage of Award Vesting
Cumulative 3-year diluted earnings per share	$21.67	$19.22	72%

        Similar to the Committee's actions with respect to the Annual Incentive Plan, the Committee exercised negative discretion and determined that only 50% of the after-tax gain on the sale of the Brazilian fertilizer nutrients assets (net of related debt extinguishment costs) should be included in 2010 earnings per share in calculating the number of shares payable for the 2008-2010 performance period. The Committee determined that including this portion of the gain furthered its objective of balancing the one-time impact of the sale with rewarding management for realizing significant shareholder value in the transaction, thus preserving the motivational aspects of the long-term incentive plan. The Committee's decision will also affect the determination of the number of shares that may become payable under existing PBRSU awards for the 2009-2011 and 2010-2012 performance periods.

        Had the Committee not exercised this negative discretion for 2008-2010 performance period, the number of shares awarded would have been approximately 93% higher.

        The results shown in the above table also reflect Bunge's achievement of record EPS in 2008, as well as weaker results in 2009 as a result of the global economic downturn that adversely affected our industry. Information regarding the fair market value and number of PBRSUs that the Named Executive Officers may earn at the end of the 2010-2012 performance period, subject to satisfaction of the performance measures described above, is shown in the Grants of Plan-Based Awards Table on page 45 of this proxy statement.

        In addition, the value and number of PBRSUs that the Named Executive Officers earned for the 2008-2010 performance period are shown in the "Stock Awards" column of the Option Exercises and Stock Vested Table on page 47 of this proxy statement.

        Time-Vested RSUs.    The Committee may grant awards of time-vested RSUs for special purposes, such as retention, special recognition of exceptional performance, promotions and to new hires in consideration for compensation forgone at their previous employer and as an inducement to join the company. These awards generally vest based on the individual's continued employment with Bunge. Award sizes and vesting dates vary to allow flexibility in connection with the specific award. In addition, dividend equivalents are credited as additional time-vested RSUs and are paid-out in Bunge common shares on the date that time-vested RSUs otherwise vest and are settled.

        In 2010, the Committee granted time-vested RSUs to Mr. Pearcy and Mr. Padilla in connection with the recent changes in their respective positions with the company. In addition, in May 2010, the Committee granted an award of 75,000 time-based RSUs to Mr. Gwathmey in recognition of the strong performance of Bunge Global Agribusiness and Bunge Product Lines over the past three years and Mr. Gwathmey's strong leadership of these businesses, as well as to reflect the pay practices that exist in similar commodity trading environments. Information regarding the number of time-vested RSUs awarded to the NEOs and their terms is set forth in the Grants of Plan-Based Awards Table on page 45 of this proxy statement.

  Retirement and Executive Benefits

        Bunge provides employees with a range of retirement and other employee benefits that are designed to assist the company in attracting and retaining employees critical to the company's long-term success and to reflect the competitive practices of the companies in the Peer Group. Named Executive Officers are eligible for retirement benefits under the following plans: (i) the Bunge U.S. Pension Plan, (ii) the Bunge Excess Benefit Plan, (iii) the Bunge U.S. SERP, (iv) the Bunge Retirement Savings Plan and (v) the Bunge Excess Contribution Plan. Mr. Weisser does not participate in the U.S. SERP or the Bunge Excess Benefit Plan. Rather, Mr. Weisser receives a non-tax qualified supplemental retirement benefit under the terms of his employment agreement. The terms of Mr. Weisser's supplemental retirement benefits are described in the narrative following the Pension Benefits Table on page 48 of this proxy statement. Our executive compensation program also provides Named Executive Officers with certain perquisites and personal benefits. The Committee, in consultation with Semler

Brossy, periodically reviews the benefits provided to the Named Executive Officers to ensure competitiveness with market practices.

        Retirement Plans.    The pension plan, a tax qualified retirement plan, covers substantially all the company's U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers participates in the pension plan. All employees whose benefits under the pension plan are limited by the Internal Revenue Code, including the Named Executive Officers (other than Mr. Weisser), participate in the excess benefit plan. In addition, all of the Named Executive Officers (other than Mr. Weisser) participate in the U.S. SERP. The Pension Plan, U.S. SERP and the excess benefit plan are described in the narrative following the Pension Benefits Table on page 48 of this proxy statement.

        The estimated annual normal retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table on page 48 of this proxy statement.

        401(k) Plan and Excess Contribution Plan.    The retirement savings plan, a tax qualified retirement plan, covers substantially all U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers is eligible to participate in the retirement savings plan. All employees whose benefits under the retirement savings plan are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the excess contribution plan, which is a non-tax qualified retirement plan. The retirement savings plan and the excess contribution plan are described following the Nonqualified Deferred Compensation Table on page 51 of this proxy statement.

        Company matching contributions allocated to the Named Executive Officers under the retirement savings plan and the excess contribution plan are shown in the "All Other Compensation" column of the Summary Compensation Table on page 43 of this proxy statement.

        Health and Welfare Plans.    Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through Bunge's flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on an after-tax basis at the employee's option.

        Perquisites and Executive Benefits.    The Committee reviews the perquisites provided to Bunge's executive officers under our executive compensation program periodically. Under the current policy, Bunge provides executive officers, including the Named Executive Officers, with an annual perquisite allowance of $9,600. In addition, in 2010, Mr. Padilla received relocation benefits in connection with his transfer to the United States. For a description of the benefits provided to Mr. Padilla, see the "All Other Compensation" column of the Summary Compensation Table on page 43 of this proxy statement.

Severance and Change of Control Benefits

        Our executive compensation program is designed to provide for the payment of severance benefits to our Named Executive Officers upon certain types of employment terminations. Providing severance and change of control benefits assists Bunge in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The Named Executive Officers are provided with severance benefits under individual arrangements. Mr. Weisser is the only Named Executive Officer with change of control severance protections, and his employment agreement contains a "double trigger" requirement for the payment of severance benefits, meaning that both a change of control must occur and the executive's employment must also be terminated under certain specified circumstances before he is entitled to any severance payment. Since July 2007, we have not entered into any employment arrangement (or amended an employment arrangement) that provides for a tax gross up or for change of control severance protections.

        In connection with Mr. Gwathmey's retirement from the company, he was provided with certain payments. For a description of the payments provided to Mr. Gwathmey, see "Potential Payments Upon Termination of Employment or Change of Control—Mr. Archibald Gwathmey" on page 58 of this proxy statement.

        In connection with Ms. Fouse's termination of employment, she was not entitled to any severance payments under the terms of her employment arrangements with the Company.

        The terms of the individual arrangements, and a calculation of the estimated severance benefits payable to each Named Executive Officer under their respective arrangements, are set forth under the Potential Payments Upon Termination of Employment or Change of Control tables beginning on page 53 of this proxy statement.

Executive Compensation Recoupment Policy

        In 2010, the Committee adopted a policy on recoupment ("clawback") of executive compensation. The policy provides that if the Board or an appropriate committee thereof determines that an executive officer or other senior executive has engaged in any fraud or misconduct that caused or was a significant contributing factor to Bunge having to restate all or a portion of its financial statement(s), the Board or committee shall take such actions as it deems appropriate to remedy the misconduct and prevent its recurrence.

        The actions that the Board or committee could elect to take against a particular executive, depending on the facts and circumstances, include: (i) requiring reimbursement of any bonus or incentive compensation paid to the executive, (ii) causing the cancellation of any outstanding stock options, restricted stock units, performance-based restricted stock units or other equity-based awards granted by Bunge to the executive and (iii) seeking reimbursement of any gains realized on the disposition or transfer of any stock options, restricted stock units, performance-based restricted stock units or other equity-based awards, if and to the extent that, (a) the amount of compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the executive engaged in fraud or misconduct that caused or significantly contributed to the restatement and (c) the amount of the compensation that would have been awarded to or received by the executive had the financial results been properly reported would have been lower than the amount actually awarded or received. Any recoupment under this policy is in addition to any other remedies that may be available to Bunge under applicable law.

        The Committee will review the Executive Compensation Recoupment Policy in connection with rules on executive compensation recoupment that are anticipated to be issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act to determine if revisions to the policy should be adopted.

Executive Officer Share Ownership Guidelines

        To further align the personal interest of senior management with the interests of Bunge's shareholders, the Board has established the following share ownership guidelines for the minimum amount of Bunge common shares that is required to be held by senior executives, including the Named Executive Officers. The guidelines took effect in 2005 and are required to be met within five years from the effective date or, if later, from the date that the individual is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of the executive's base salary. For the Chief Executive Officer, the guideline is five times the Chief Executive Officer's base salary, and for executives reporting directly to the Chief Executive Officer, including the Named Executive Officers, the guideline is 2.5 times the executive's base salary. The Committee reviews the progress of the Named Executive Officers toward meeting the share ownership guidelines annually.

        All Named Executive Officers have either met their share ownership guidelines or are making satisfactory progress toward their respective ownership guidelines as of December 31, 2010. For a description of the share ownership guidelines applicable to our non-employee directors, see "Director Compensation" on page 20 of this proxy.

        Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the executive, shares underlying hypothetical share units held under the company's deferred compensation plans and 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options, unearned PBRSUs and unvested time-vested RSUs do not count toward achievement of the guidelines. Furthermore, senior executives, including the Named Executive Officers, are required to hold 50% of the net shares acquired through the company's long-term equity-based incentive plans (such as stock options or PBRSUs) until the guidelines are met. In addition, we have a policy that prohibits executive officers from hedging their ownership of company common shares, pledging their common shares and using their common shares as collateral for margin loans.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million with respect to each of the Named Executive Officers (excluding the chief financial officer), unless certain specific performance criteria are satisfied. Bunge has adopted the Annual Incentive Plan and the Equity Incentive Plan which are designed to help ensure that incentive compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m) and is deductible by us. While our executive compensation program seeks to maximize the tax deductibility of compensation payable to our Named Executive Officers by having such compensation qualify as performance-based, the Committee retains the flexibility to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m). For 2010, Bunge estimates that approximately $2.1 million of executive compensation expenses will not be deductible under Section 162(m).

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be included in Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2010.

        The foregoing report on executive compensation for 2010 has been furnished on behalf of the Board by the undersigned members of the Compensation Committee.

Members of the Compensation Committee
L. Patrick Lupo, Chairman
Ernest G. Bachrach
Michael H. Bulkin
Francis Coppinger

Compensation and Risk

        We believe our compensation programs establish an appropriate balance between risk and reward in relation to Bunge's overall business strategy. In 2011, the Compensation Committee of our Board directed its independent compensation consultant, Semler Brossy, in conjunction with management, to conduct an update of the risk assessment of our compensation programs following the initial risk assessment that had been conducted in 2009. The risk assessment focused on our executive compensation program, as these are the employees whose actions may expose Bunge to significant business risk. The relevant features of the executive compensation program that mitigate risk are as follows:

  •
  the program utilizes annual and long-term financial performance goals that are tied to key measures of short-term and long-term performance that drive shareholder value and targets are set with a reasonable amount of stretch that should not encourage imprudent risk taking;

  •
  the annual incentive and long-term equity-based compensation program awards are tied to several performance measures to reduce undue weight on any one measure;

  •
  the annual incentive program's performance measures appropriately balance focus on generating absolute profits and efficiently managing assets;

  •
  the use of non-financial performance factors in determining the actual payout of annual incentive compensation serves as a counterbalance to the quantitative performance measures;

  •
  the executive compensation program is designed to deliver a significant portion of compensation in the form of long-term incentive opportunities which focuses executives on the long-term success of Bunge and discourages excessive focus on annual results;

  •
  the equity incentive program uses a balanced mix of stock options and performance-based restricted stock units that vest over a number of years to ensure that employees are focused on maximizing long-term shareholder value and financial performance and to mitigate the risks associated with the exclusive use of stock price based awards;

  •
  the performance measure for the performance-based restricted stock units is based on overall Bunge performance over a three-year period, reducing incentives to maximize one business unit's results and focusing on sustainable performance over a three-year cycle rather than any one year;

  •
  maximum awards that may be paid out under the annual incentive and equity incentive programs are subject to appropriate caps and the Committee retains the discretion to reduce payouts under the plans;

  •
  Bunge has adopted share ownership guidelines that further align the long-term interests of executives with those of our shareholders, as well as restrictions on hedging, holding Bunge common shares in a margin account and using Bunge common shares as collateral for loans, which seek to discourage a short-term stock price focus; and

  •
  Bunge has adopted an executive compensation recoupment policy for senior executives, as discussed in "Executive Compensation Recoupment Policy" on page 39 of this proxy statement.

        Additionally, as part of its risk assessment, the Committee also reviewed Bunge's compensation program for employees who engage in trading and related activities within Bunge, whom we refer to collectively as global product line team members. Global product line team members have compensation risk higher than that of the overall employee population in that part of their compensation is linked to the profitability of their trading activities. In order to address and mitigate the potential risks associated with the compensation program for global product line team members, Bunge has implemented the following features:

  •
  annual incentive compensation is not granted on a formulaic basis and the Committee retains the discretion to determine appropriate compensation levels for each participant as well as the size of the overall program based on the performance of the individual, the product line and the company as a whole;

  •
  global product line team members generally participate in the broad performance-based compensation programs for Bunge employees, including the annual incentive and equity incentive programs, which diversifies these employees' focus on performance beyond their individual product lines and aligns a significant portion of their compensation with the performance of the overall company or larger business unit;

  •
  global product line incentive performance is determined after applying working capital and risk capital charges to ensure that performance is adjusted for the amount of capital utilized and underlying risk taken; and

  •
  global product line team members are subject to the deferral of a substantial portion of their annual incentive compensation for multiple years, with Bunge retaining the right to "recoup" the deferred amounts if the applicable product line incurs an operating loss in a subsequent year. This recoupment feature promotes retention, encourages participants to focus on sustained, superior long-term performance and helps discourage excessive risk taking behavior.

        The Committee also reviewed Bunge's special incentive arrangement for Mr. Padilla, as discussed in "Other Cash Awards" on page 34 of this proxy statement. As this incentive arrangement is materially consistent with the design of the compensation program for global product line team members, the risk mitigating factors that are listed above also apply to the special incentive arrangement for Mr. Padilla. As an additional risk mitigator, Bunge has implemented a cap on the award of 250% of the target award opportunity.

        Lastly, as part of its risk assessment, the Committee reviewed certain other trading compensation programs maintained by Bunge. These programs are based on a funded pool approach with the pool being tied to a percentage of relevant gross trading profit. Participants in these programs are not eligible for awards under Bunge's Annual Incentive Plan or Bunge's Equity Incentive Plan as their total incentive opportunity is directly tied to their trading performance. In order to address and mitigate the potential risk associated with these programs, Bunge has implemented the following features:

  •
  a "high-water mark" provision under which awards in a given year are paid only if the cumulative trading performance as of December 31 of such year exceeds the highest cumulative trading performance for all prior years. The high-water mark provision acts in place of a recovery provision as trading profits for a given year must be reduced by trading losses for prior years before they may be counted towards the calculation of the award pool;

  •
  a risk oversight/governance process, including a committee that is responsible for the oversight of the participants and program arrangements;

  •
  daily and monthly drawdown limits that trigger a review by the risk oversight/governance committee;

  •
  daily value at risk limits and cumulative loss limits; and

  •
  risk capital charges to ensure that performance is adjusted for the underlying risk taken.

        The Committee reviewed and discussed the findings of the risk assessment and believes that our compensation programs are appropriately balanced and do not motivate employees to take risks that are reasonably likely to have a material adverse effect on Bunge.

Summary Compensation Table

        The following table sets forth the compensation of our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer who resigned effective September 24, 2010 and the other three most highly compensated executive officers (the "Named Executive Officers") who were serving as executive officers as of December 31, 2010.

Name and Position Held	Year	Salary ($)		Bonus ($)		Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)		Change in Pension Value & Non-Qualified Deferred Compensation Earnings(4) ($)		All Other Compensation(5) ($)	Total(6) ($)
Alberto Weisser	2010	$1,200,000				$2,895,200	$3,294,300	2,300,000		$0		$48,000	$9,737,500
Chairman and Chief Executive	2009	1,200,000				2,219,230	2,409,720	432,000		1,604,901		48,600	7,914,451
Officer	2008	1,200,000				3,101,000	2,372,720	3,200,000		347,923		48,200	10,269,843
Andrew J. Burke(7)	2010	541,667		$100,000	(8)	308,000	355,500	600,000		254,437		20,000	2,179,604
Interim Chief Financial Officer	2009	500,000				237,406	261,520	575,000		184,019		20,600	1,778,545
and Global Operational	2008	500,000				299,025	280,980	575,000		151,105		19,367	1,825,477
Excellence Officer
Archibald Gwathmey	2010	700,000				4,149,530	592,500	700,000		1,834,575		1,468,000	9,444,605
Senior Risk Officer	2009	700,000				402,558	429,640	1,250,000		1,288,170		28,067	4,098,435
	2008	686,667				498,375	468,300	1,300,000		514,889		24,867	3,493,098
Raul Padilla	2010	731,610	(9)			740,480	355,500	2,062,500	(10)	31,668		248,518	4,170,276
Managing Director, Bunge Global
Agribusiness and CEO, Bunge
Product Lines
D. Benedict Pearcy	2010	488,333				800,800	355,500	300,000		53,644		50,000	2,048,277
Managing Director, Sugar &	2009	427,490				237,406	261,520	420,000		23,439		204,500	1,574,355
Bioenergy and Chief Development
Officer
Jacqualyn A. Fouse	2010	495,000	(11)			646,800	734,700	—		—	(12)	26,400	1,902,900
Former Chief Financial Officer	2009	660,000				495,456	541,720	185,000		235,155		27,000	2,144,331
	2008	660,000				631,275	593,180	1,000,000		237,192		25,611	3,147,258

(1)
The amounts shown reflect the aggregate full grant date fair value for equity awards for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's financial statements. See Note 25 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 (the "Form 10-K") regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on Bunge's actual operating performance, stock price fluctuations and the Named Executive Officer's continued employment. All of Ms. Fouse's 2010 equity award grants were forfeited upon her resignation of employment effective September 24, 2010.

(2)
Based on the full grant date fair value of the performance-based restricted stock units granted on March 3, 2010, the following are the maximum payouts, assuming the maximum level of performance is achieved: for Mr. Weisser, $5,790,400, Mr. Gwathmey, $1,022,560, Messrs. Burke, Padilla and Pearcy, $616,000 and Ms. Fouse $1,293,600 (all of the performance-based restricted stock units granted to Ms. Fouse were forfeited upon her resignation of employment). The following individuals received time-vested restricted stock unit awards ("RSUs") in 2010: Mr. Gwathmey—75,000 RSUs on May 20, 2010; Mr. Padilla—8,000 RSUs on September 1, 2010; and Mr. Pearcy—8,000 RSUs on March 3, 2010. For further information on these awards, see "Compensation Discussion and Analysis" on page 23 of this proxy statement.

(3)
Incentive compensation awards for the 2010, 2009 and 2008 fiscal years that were paid in March of the subsequent year.

(4)
The aggregate change in the actuarial present value of the accumulated pension benefit as shown in the Pension Benefits Table from year to year. Importantly, the change in pension value is not currently paid to an executive as compensation, but is a measurement of the change in actuarial present value from the prior year. For Mr. Weisser, the aggregate change in the actuarial present value of his accumulated pension benefit for 2010 was ($423,973) representing an increase of $55,922 in his accumulated benefit under the Qualified Pension Plan and a decrease of $479,895 in his accumulated benefit under the Weisser SERP. Pursuant to the rules of the Securities Exchange Commission, the change in the actuarial present value of his accumulated pension benefit is reported as $0.

  For information about the assumptions used, see the Pension Benefits Table on page 48 of this proxy statement. There are no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.

(5)
Mr. Weisser received matching contributions to his 401(k) Plan account of $9,800 and to his Excess 401(k) Plan account of $38,200.

Mr. Burke received company matching contributions to his 401(k) Plan account of $9,800 and to his Excess 401(k) Plan account of $10,200.

Mr. Gwathmey received company matching contributions to his 401(k) Plan account of $9,800 and to his Excess 401(k) Plan account of $18,200. In addition, Mr. Gwathmey received a cash payment of $1,440,000 in connection with his retirement. For further information, see "Potential Payments Upon Termination of Employment or Change of Control—Mr. Archibald Gwathmey" on page 58 of this proxy statement.

Mr. Padilla received a payment of $31,268 (converted from Argentine pesos to U.S. dollars using the currency rate of 1 USD to 3.98 pesos) in lieu of receiving benefits in Argentina, a company matching contribution to his 401(k) Plan account of $4,250, and a $213,000 relocation allowance in connection with his relocation from Argentina to the United States.

Mr. Pearcy received a $50,000 relocation allowance in January 2010 in connection with his relocation from Switzerland to the United States.

Ms. Fouse received company matching contributions to her 401(k) Plan account of $9,800 and to her Excess 401(k) Plan account of $16,600.

(6)
Represents total of all columns in table.

(7)
Mr. Burke served as interim Chief Financial Officer from September 24, 2010 to December 31, 2010.

(8)
Represents a supplemental bonus paid to Mr. Burke in recognition of his contributions as interim Chief Financial Officer while continuing in the role of Global Operational Excellence Officer.

(9)
Certain compensation amounts shown for Mr. Padilla have been converted from Argentine pesos to U.S. dollars using the currency conversion rate on December 31, 2010 of 1 USD to 3.98 pesos. Mr. Padilla's base salary changed from US $628,141 (as converted from pesos) to US $850,000 effective July 1, 2010 in connection with his promotion to Managing Director, Bunge Global Agribusiness and CEO Bunge Product Lines and move to the United States.

(10)
Includes an incentive compensation award paid under the Annual Incentive Plan ($1,000,000) and a special cash incentive award ($1,062,500) paid to Mr. Padilla based on agribusiness product line trading performance in 2010.

(11)
Represents salary paid through Ms. Fouse's last day of employment with Bunge on September 24, 2010.

(12)
All amounts accrued by Ms. Fouse under each defined benefit pension plan were forfeited upon her last day of employment with Bunge.

Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to awards under our Annual Incentive Plan and Equity Incentive Plan to the Named Executive Officers for the fiscal year ended December 31, 2010.

									All Other Options Awards: Number of Securities Underlying Options(4) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3) (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Names	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alberto Weisser	3/3/10	$320,000	$1,600,000	$4,000,000	23,500	47,000	94,000				$61.57	$2,895,200
	3/3/10								139,000	$61.60	61.57	3,294,300
Andrew J. Burke	3/3/10	82,600	413,000	1,032,500	2,500	5,000	10,000				61.57	308,000
	3/3/10								15,000	61.60	61.57	355,500
Archibald Gwathmey	3/3/10	140,000	700,000	1,750,000	4,150	8,300	16,600				61.57	511,280
	3/3/10								25,000	61.60	61.57	592,500
	5/20/10							75,000			48.07	3,638,250
Raul Padilla	3/3/10	170,000	850,000	2,125,000	2,500	5,000	10,000				61.57	308,000
	3/3/10								15,000	61.60	61.57	355,500
	8/3/10	212,500		1,062,500
	9/1/10							8,000			53.88	432,480
D. Benedict Pearcy	3/3/10	75,000	375,000	937,500	2,500	5,000	10,000				61.57	308,000
	3/3/10								15,000	61.60	61.57	355,500
	3/3/10							8,000			61.57	492,800
Jacqualyn A. Fouse(6)	3/3/10	100,000	500,000	1,250,000	5,250	10,500	21,000				61.57	646,800
	3/3/10								31,000	61.60	61.57	734,700

(1)
Represents annual cash incentive award opportunity under the company's Annual Incentive Plan.

Additionally, for Mr. Padilla, the 8/3/10 grant date represents a special cash incentive award opportunity based on agribusiness product line trading performance. For additional information, see "Other Cash Awards" on page 34 of this proxy statement.

(2)
Represents performance-based restricted stock units for the 2010-2012 performance period under the company's Equity Incentive Plan. Payment of the award is subject to the achievement of certain performance goals during the performance period. For additional discussion see "PBRSU Awards" on page 36 of this proxy statement.

(3)
Represents the number of time-based restricted stock units granted to Messrs. Gwathmey, Padilla and Pearcy.

Time-based restricted stock units vest in three annual installments beginning on the first anniversary of the date of grant. Prior to settlement, each unit entitles the individual to receive dividend equivalents, payable in Bunge common shares upon vesting.

(4)
On March 2, 2010, the Compensation Committee took action to grant stock options to Bunge's Named Executive Officers effective as of March 3, 2010. Under the Equity Incentive Plan, the exercise price of the stock options was determined based on the average of the high and low sale prices of Bunge's common shares on the NYSE on the grant date of the option (March 3, 2010).

The average of the high and low sale prices of Bunge's common shares on the NYSE on March 3, 2010 was $61.60.

March 3 is the grant date of the stock options for purposes of ASC Topic 718. The stock options vest in three equal installments commencing on the first anniversary of the date of grant and generally remain exercisable until the tenth anniversary of the grant date.

(5)
This column shows the full grant date fair value of performance-based restricted stock units, stock options and time-vested restricted stock units (as applicable) under ASC Topic 718 granted to the Named Executive Officers in 2010 (without any reduction for risk of forfeiture). Generally, the full grant date fair value is the amount the company would expense in its financial statements over the award's vesting schedule. See Note 25 to the audited financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards.

(6)
All awards granted under the company's Annual Incentive Plan and Equity Incentive Plan to Ms. Fouse in 2010 were forfeited upon her resignation of employment effective as of September 24, 2010.

 Outstanding Equity Awards Table

        The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2010.

	Option Awards(1)					Stock Awards(2)
	Date of Grant	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Date of Grant		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Held That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Held That Have Not Vested ($)
Alberto Weisser	05/01/01	90,003	—	$15.875	05/01/11	03/13/09	(3)	43,000	$2,817,360
	08/03/01	90,000	—	$16.00	08/03/11	03/03/10	(4)	47,000	$3,079,440
	05/24/02	130,000	—	$21.61	05/24/12
	03/13/03	112,000	—	$25.22	03/13/13
	03/11/04	130,000	—	$37.08	03/11/14
	02/25/05	95,000	—	$52.66	02/25/15
	02/24/06	110,000	—	$57.01	02/24/16
	02/27/07	110,000	—	$80.06	02/27/17
	02/29/08	50,667	25,333	$110.75	02/28/18
	03/13/09	43,000	86,000	$51.61	03/13/19
	03/03/10	—	139,000	$61.60	03/03/20
Andrew J. Burke	03/13/03	10,000		$25.22	03/13/13	03/13/09	(3)	4,600	$301,392
	03/11/04	20,000		$37.08	03/11/14	03/03/10	(4)	5,000	$327,600
	02/25/05	11,400		$52.66	02/25/15	08/02/07	(5)	1,250	$81,900
	02/24/06	13,800		$57.01	02/24/16
	02/27/07	12,500		$80.06	02/27/17
	02/29/08	6,000	3,000	$110.75	02/28/18
	03/13/09	4,667	9,333	$51.61	03/13/19
	03/03/10	—	15,000	$61.60	03/03/20
Archibald Gwathmey	05/24/02	9,233	—	$21.61		03/13/09	(3)	7,800	$511,056
	03/13/03	37,000	—	$25.22		03/03/10	(4)	8,300	$543,816
	03/11/04	37,000	—	$37.08		05/20/10	(6)	75,000	$4,914,000
	02/25/05	22,000	—	$52.66
	02/24/06	25,000	—	$57.01
	02/27/07	21,000	—	$80.06
	02/29/08	10,000	5,000	$110.75
	03/13/09	7,667	15,333	$51.61
	03/03/10	—	25,000	$61.60
Raul Padilla	03/11/04	20,000		$37.08	03/11/14	03/13/09	(3)	4,600	$301,392
	02/25/05	13,500		$52.66	02/25/15	03/03/10	(4)	5,000	$327,600
	02/24/06	15,000		$57.01	02/24/16	02/29/08	(7)	1,666	$109,156
	02/27/07	12,500		$80.06	02/27/17	09/01/10	(8)	8,000	$524,160
	02/29/08	6,000	3,000	$110.75	02/28/18
	03/13/09	4,667	9,333	$51.61	03/13/19
	03/03/10	—	15,000	$61.60	03/03/20
Ben Pearcy	03/11/04	1,067		$37.08	03/11/14	03/13/09	(3)	4,600	$301,392
	02/25/05	2,400		$52.66	02/25/15	03/03/10	(4)	5,000	$327,600
	02/24/06	4,000		$57.01	02/24/16	03/03/10	(9)	8,000	$524,160
	02/27/07	3,800		$80.06	02/27/17
	02/29/08	2,500	1,250	$110.75	02/28/18
	03/13/09	4,667	9,333	$51.61	03/13/19
	03/03/10	—	15,000	$61.60	03/03/20
Jacqualyn A. Fouse(10)	—	—	—	—	—	—		—	—

(1)
Represents grants made from 2001 - 2010. Options vest in one-third installments on the first, second and third anniversaries of the grant date. Unless otherwise noted, outstanding equity awards are fully vested as of December 31, 2010.

(2)
Value of unvested restricted stock units using a share price of $65.52, the closing price of Bunge common shares on the NYSE on December 31, 2010.

(3)
Payment amount of the PBRSUs will be determined as of December 31, 2011 based on satisfaction of threshold performance measures for the 2009-2011 performance cycle. Employee must generally be employed on the vesting date.

(4)
Payment amount of the PBRSUs will be determined as of December 31, 2012 based on satisfaction of threshold performance measures for the 2010-2012 performance cycle. Employee must generally be employed on the vesting date.

(5)
Time-vested RSUs that vest ratably in four equal installments commencing on August 2, 2008.

(6)
Time-vested RSUs that vest ratably in three equal installments commencing on May 20, 2011.

(7)
Time-vested RSUs that vest ratably in three equal installments commencing on February 28, 2009.

(8)
Time-vested RSUs that vest ratably in three equal installments commencing on September 1, 2011.

(9)
Time-vested RSUs that vest ratably in three equal installments commencing on March 3, 2011.

(10)
As of December 31, 2010, Ms. Fouse did not have any outstanding equity awards.

Option Exercises and Stock Vested Table

        The following table sets forth certain information with respect to the exercise of stock options and restricted stock units awarded to the Named Executive Officers that vested or were earned in 2010.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized Upon Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Alberto Weisser	—		$—		20,994	(3)	$1,494,773
Andrew J. Burke	—		—		2,014	(3)	143,397
					1,289	(4)	66,409
Archibald Gwathmey	—		—		3,365	(3)	239,588
Raul Padilla	—		—		2,014	(3)	143,397
					1,709	(5)	104,437
D. Benedict Pearcy	—		—		926	(3)	65,931
Jacqualyn A. Fouse	9,668	(1)	117,455	(2)	17,259	(6)	942,169

(1)
Represents the total number of Bunge common shares acquired upon exercise of the stock options.

(2)
Value realized upon exercise is based on the actual sales price of the Bunge common shares acquired upon exercise: (November 24, 2010 ($62.00), December 3, 2010 ($63.00 and $64.00) and December 7, 2010 ($65.00)), minus the exercise price of the stock options.

(3)
Represents PBRSUs awarded for the 2008-2010 performance period that settled on March 2, 2011. Value realized upon settlement was determined by multiplying the number of shares acquired on vesting by the average of the high and low sale price of Bunge common shares on March 2, 2011 $71.20.

(4)
Represents time-vested restricted stock units that vested on August 2, 2010. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on August 2, 2010 ($51.52).

(5)
Represents time-vested restricted stock units that vested on March 2, 2010. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on March 2, 2010 ($61.11).

(6)
Represents time-vested restricted stock units that vested on July 23, 2010. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on July 23, 2010 ($54.59).

 Pension Benefits Table

        The following table shows pension benefit information for the Named Executive Officers with respect to each defined benefit pension plan in which such executive participates.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Alberto Weisser	Pension Plan	11	$280,174	$—
	Weisser SERP(2)	11	8,647,118	—
Andrew J. Burke	Pension Plan	9	220,548	—
	SERP	9	262,120	—
	Excess Plan	9	527,656	—
Archibald Gwathmey	Pension Plan	36	1,333,249	—
	SERP	36	2,780,804	—
	Excess Plan	36	5,122,002	—
Raul Padilla	Pension Plan	1	8,328	—
	SERP	1	—	—
	Excess Plan	1	23,340	—
D. Benedict Pearcy	Pension Plan	5	38,970	—
	SERP	5	20,076	—
	Excess Plan	5	39,913	—
Jacqualyn A. Fouse(3)	Pension Plan	—	—	—
	SERP	—	—	—
	Excess Plan	—	—	—

(1)
Amounts were calculated as of December 31, 2010, using assumptions that were used for Bunge's audited financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 19 to the audited consolidated financial statements in the Form 10-K for material assumptions.

(2)
Amount was calculated based on the terms set forth in the Weisser SERP. Effective 2008, Mr. Weisser no longer participates in the Excess Benefit Plan and any amounts that would have otherwise been payable based on his participation in the Excess Benefit Plan will be payable pursuant to the Weisser SERP.

(3)
All amounts accrued by Ms. Fouse under each plan were forfeited upon her resignation of employment effective as of September 24, 2010.

Retirement Plan Benefits

        The Named Executive Officers are eligible to receive retirement benefits under the Pension Plan, the SERP and the Excess Benefit Plan. While Mr. Weisser does not participate in the SERP and the Excess Benefit Plan, he is eligible for a supplemental pension benefit under the terms of the Weisser SERP. Information regarding each of these plans is set forth below.

The Pension Plan

        The Pension Plan is a tax qualified retirement plan that covers substantially all of our U.S. based salaried and non-union hourly employees. The Pension Plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The Pension Plan provides pension benefits based on: (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment ("final average salary") and (ii) the participant's length of service.

        A participant's annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the Pension Plan, average social security wage base means the average of the social security wage base during the 35-year period preceding the participant's social security retirement age. For purposes of the Pension Plan, a participant's salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the Pension Plan is a tax qualified retirement plan, a participant's salary is restricted by the compensation limit imposed by the Internal Revenue Code. For 2010, this salary limit was $245,000. If a participant's salary exceeds this limit, such amounts are subject to the non-tax qualified retirement plans described below.

        Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 65. Participants who complete 10 or more years of service with the company may elect to receive an early retirement benefit following attainment of age 55. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.

        The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the Named Executive Officer's accrued benefit under the Pension Plan, based on a participant's salary and service through December 31, 2010 (the Pension Plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 6.00% and mortality as set forth in the RP 2000 mortality table.

The Excess Benefit Plan

        The Excess Benefit Plan, a non-tax qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the Pension Plan due to the Internal Revenue Code limits described above. The benefit provided under the Excess Benefit Plan will equal the difference between (i) the benefit that would have been earned under the Pension Plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the Pension Plan. All Named Executive Officers in the Pension Plan (except for Mr. Weisser) are potentially eligible to participate in the Excess Benefit Plan, provided that their Pension Plan benefits are limited by the Internal Revenue Code.

        Benefits payable under the Excess Benefit Plan are payable to participants following termination of employment on the later of the first day of the month following the participant's (i) six month anniversary of termination of employment or (ii) 65th birthday, or if the participant has 10 years of service, the first day of the month following the participant's 62nd birthday, in accordance with the applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the Excess Benefit Plan are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the Excess Benefit Plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The SERP

        We have adopted the SERP, a non-tax qualified retirement plan, to attract, retain and award certain key employees whose benefits under the Pension Plan and the Excess Benefit Plan are limited by the definition of compensation in the Pension Plan and further limited by the Internal Revenue Code. The Board designates those key employees who are eligible to participate in the SERP.

        A participant's SERP benefit equals the amount that his or her benefit would equal if the Pension Plan (i) included 100% of such participant's bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the Pension Plan and/or Excess Benefit Plan, as applicable.

        Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant's benefit under the Excess Benefit Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The Weisser SERP

        Pursuant to the Weisser SERP, Mr. Weisser is entitled to receive a supplemental pension benefit (the "Supplemental Benefit"), subject to meeting certain conditions under his employment agreement. Mr. Weisser's employment agreement was amended on December 31, 2008 in order to comply with Section 409A of the Code, and his Supplemental Benefit was amended as follows.

        The Supplemental Benefit in the Weisser SERP is comprised of two components. The first component mirrors the benefits that Mr. Weisser would otherwise receive if he participated in the Excess Benefit Plan (the "Excess Benefit Component") and the second component represents benefits that Mr. Weisser would receive under the supplemental retirement benefit formula (the "SERP Component"). Mr. Weisser is fully vested in the benefits pursuant to the Excess Benefit Component of his Supplemental Benefit. Mr. Weisser will be vested in the SERP Component of his Supplemental Benefit if (i) he remains in the employ of Bunge on the last day of the month in which he attains age 55 or (ii) his employment terminates prior to the last day of the month in which he attains age 55, due to "Disability," resignation for "Good Reason" or the company terminates his employment without "Cause" (as such terms are described under the subheading "Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control" beginning on page 59 of this proxy statement).

        The Supplemental Benefit will be paid to Mr. Weisser following his termination of employment on the later of (i) six months following his termination of employment or (ii) the first day of the month following his 55th birthday. The Supplemental Benefit will equal an amount that, when added to Mr. Weisser's retirement benefits payable on a single annuity basis under the Pension Plan, equals the sum of 45% of Mr. Weisser's average annual base salary and annual bonus compensation during the five-year period preceding his termination of employment. If Mr. Weisser commences the Supplemental Benefit before age 65, such benefit will be reduced by (i) 2% per year for each year that such benefit commences from age 60 and before age 65 and (ii) 6% per year for each year that such benefit commences from age 55 and before age 60. Additionally, Mr. Weisser may elect to receive the Supplemental Benefit in the form of a (i) single life annuity, (ii) 100% qualified joint and survivor annuity, (iii) 75% qualified joint and survivor annuity, (iv) 66 2/3% qualified joint and survivor annuity, (v) 50% qualified joint and survivor annuity, (vi) single life annuity with a 10 year term certain payment option, or (vii) 100% qualified joint and survivor annuity with a 10-year term certain payment option.

        Mr. Weisser will forfeit the SERP Component of the Supplemental Benefit in the event (i) he resigns without Good Reason prior to the last day of the month in which he attains age 55, (ii) his employment is terminated for Cause, (iii) he breaches the confidentiality, noncompetition or nonsolicitation covenants provided for in his employment agreement, or (iv) he dies prior to the commencement of Supplemental Benefit, in which case, his surviving spouse will receive a death benefit.

        If Mr. Weisser dies prior to the commencement of his Supplemental Benefit, his surviving spouse will receive a death benefit in the form of a 100% joint and survivor annuity with a 10 year term certain equal to the survivor benefit that would have been payable if Mr. Weisser had retired as of the later of (i) the date of his death, or (ii) the date on which Mr. Weisser would have attained age 55 had he not died. Additionally, Mr. Weisser's surviving spouse may elect to receive the death benefit in the form of a 100% joint and survivor annuity. If Mr. Weisser dies after the commencement of his Supplemental Benefit, the survivor benefit payable to his surviving spouse is based on the annuity form he elected at the time of his retirement. Mr. Weisser's surviving spouse will not receive a death benefit if Mr. Weisser dies after the commencement of his Supplemental Benefit and elected to receive a single life annuity.

        The present value estimate shown in the Pension Benefits Table for Mr. Weisser's accumulated benefits under the Weisser SERP is determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

Nonqualified Deferred Compensation Table

        The following table shows certain information with respect to our nonqualified deferred compensation plans in which the Named Executive Officers participate.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY(1) ($)		Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Alberto Weisser	$—		$38,200	$33,739	$—		$336,613
Andrew J. Burke	—		10,200	8,284	—		69,963
Archibald Gwathmey	—		18,200	16,614	—		191,749
Raul Padilla	356,300	(3)	—	—	4,272,676	(4)	356,300
D. Benedict Pearcy	—		—	—	—		—
Jacqualyn A. Fouse	—		16,600	127,166	—		1,513,746

(1)
The amount set forth is reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amount set forth for each Named Executive Officer is reported in the "All Other Compensation" column of the Summary Compensation Table.

(3)
This amount represents a portion of the special incentive award granted to Mr. Padilla that was mandatorily deferred. This amount will be paid in two installments on March 31, 2012 and March 31, 2013, subject to reduction or forfeiture in the event of (i) a cumulative annual trading loss for Bunge's agribusiness product lines during the deferral period, (ii) Mr. Padilla's resignation of employment for any reason or (iii) Mr. Padilla's termination of employment for "cause".

(4)
Represents amounts paid out pursuant to a bonus deferral arrangement in which Mr. Padilla participated during his employment in Argentina.

401(k) Plan

        The company sponsors the 401(k) Plan, a tax qualified retirement plan that covers substantially all of Bunge's U.S. based salaried and non-union hourly employees. Participants may contribute up to 50%

of their compensation on a before-tax basis into their 401(k) Plan accounts. In addition, the company matches an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.

        Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2010, $49,000). "Additions" include company matching contributions and before-tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2010, this compensation limit was $245,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.

The Excess Contribution Plan

        The company sponsors the Excess Contribution Plan, which is a non-tax qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the Excess Contribution Plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.

        The amounts shown as "Registrant Contributions" represent company matching contributions made under the Excess Contribution Plan to the Named Executive Officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the Excess Contribution Plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A Participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).

        Payments are made from the company's general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.

Bunge Limited Employee Deferred Compensation Plan (the "Deferred Compensation Plan")

        As of January 1, 2008, the Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees, the Bunge Global Markets, Inc. Deferred Compensation Plan for Certain Employees and the Bunge North America Inc. Deferred Compensation Plan for Certain Employees (collectively the "Prior Plans") were merged to establish the Deferred Compensation Plan. Company employees who were eligible to participate in the Prior Plans are now eligible to participate in the Deferred Compensation Plan and each account under the Prior Plans has been transferred to the Deferred Compensation Plan.

        The Deferred Compensation Plan, which is a non-tax qualified deferred compensation plan, is designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. Amounts deferred into the Deferred Compensation Plan are shown as "Executive Contributions" and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.

        Eligible employees (including the Named Executive Officers) who meet the minimum base salary level may participate in the Deferred Compensation Plan. For 2010, the minimum base salary level required to participate in the Deferred Compensation Plan was $245,000.

        The Deferred Compensation Plan allows participants to voluntarily defer from 1% to 10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.

        Subject to the applicable restrictions set forth in Section 409A of the Internal Revenue Code, a Participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account following the end of his or her elected deferral period or death. Subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code, participants may elect to receive payment of their deferred account balance in a lump sum or in up to 25 annual installments. Distributions of a participant's account are made in cash and from Bunge's general assets in cash.

Potential Payments Upon Termination of Employment or Change of Control

        The company has entered into certain agreements and maintains certain plans that will require us to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change of control of Bunge. The amount of compensation payable to the Named Executive Officer in each situation is shown in the tables below. The amounts assume that a termination of employment and/or change of control event occurred on December 31, 2010. Ms. Fouse resigned from Bunge effective September 24, 2010. Upon her termination of employment, Ms. Fouse did not receive any payments from Bunge.

        These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment.

        For information regarding the aggregate amount of the Named Executive Officers' vested benefits under Bunge's nonqualified deferred compensation plans, see the Nonqualified Deferred Compensation Table.

        Unless stated otherwise, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on December 31, 2010 ($65.39). Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the average of the high and low sale prices of Bunge's common shares on December 31, 2010.

Mr. Alberto Weisser

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Weisser as of December 31, 2010.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason(2)($)	Early Retirement; Normal Retirement($)	Termination without Cause; Resignation for Good Reason($)	Change of Control Followed by Termination without Cause or Resignation for Good Reason($)	Change of Control($)	Disability($)	Death(3)($)
Compensation
Severance	$—	$—	$10,592,000	$8,400,000	$—	$—	$—
Pro Rata Annual Incentive Plan Award	—	1,600,000	1,600,000	1,600,000	—	1,600,000	1,600,000
Equity Incentive Plan(4)
Performance Based Restricted Stock Units
2009 – 2011	—	1,687,062	2,811,770	2,811,770	2,811,770	1,687,062	1,687,062
2010 – 2012	—	847,622	3,073,330	3,073,330	3,073,330	847,622	847,622
Stock Options Unvested and Accelerated	—	1,711,890	1,711,890	1,711,890	1,711,890	1,711,890	1,711,890
Time-Vested RSUs Unvested and Accelerated	—	—	—	—	—	—	—
Benefits and Perquisites:
Accrued Vacation(5)	92,308	92,308	92,308	92,308	—	92,308	92,308
280G Tax Gross-up	—	—	—	—	—	—	—

Total	$92,308	$5,938,882	$19,881,298	$17,689,298	$7,596,990	$5,938,882	$5,938,882

(1)
For purposes of this table, Mr. Weisser's compensation for 2010 is as follows: base salary equal to $1,200,000 and a target annual bonus equal to $1,600,000.

(2)
Pursuant to the Weisser Employment Agreement, Mr. Weisser's termination for Cause or resignation without Good Reason entitles him to (i) unpaid base salary and (ii) accrued but unused vacation pay.

(3)
For disclosure purposes only, we have assumed a 100% qualified joint and survivor annuity for the supplemental benefit. The calculation uses the same assumptions as those used in calculating Mr. Weisser's benefit under the Pension Plan.

(4)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2010.

(5)
For disclosure purposes only, we have assumed that Mr. Weisser was terminated on December 31, 2010 with four weeks of accrued but unused vacation.

Mr. Andrew J. Burke

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Burke as of December 31, 2010.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation
Severance	$—	$—	$481,500	$—	$—
Pro Rata Annual Incentive Plan Award	—	413,000	413,000	—	413,000
Equity Incentive Plan(3)
Performance Based Restricted Stock Units
2009 – 2011	—	180,751	180,751	300,794	180,751
2010 – 2012	—	90,471	90,471	326,950	90,471
Stock Options Unvested and Accelerated	—	185,445	83,261	185,445	185,445
Time-Vested RSUs Unvested and Accelerated	—	81,738	69,813	81,738	81,738
Benefits and Perquisites
Accrued Vacation(4)	42,308	42,308	42,308	—	42,308

Total	$42,308	$993,713	$1,361,104	$894,927	$993,713

(1)
For purposes of this table, Mr. Burke's compensation for 2010 is as follows: base salary equal to $550,000 and a target annual bonus equal to $413,000.

(2)
Pursuant to Mr. Burke's employment offer letter dated December 4, 2001, amended December 31, 2008, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 6 months of his then base salary, plus 6 months of his target AIP award. In addition, if the termination is not performance related, Mr. Burke will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company in a form mutually agreeable to Mr. Burke and the company.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2010.

(4)
For disclosure purposes only, we have assumed that Mr. Burke was terminated on December 31, 2010 with four weeks of accrued but unused vacation.

Mr. Raul Padilla

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Padilla as of December 31, 2010.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation
Severance	$—	$—	$1,700,000	$—	$—
Pro Rata Annual Incentive Plan Award	—	850,000	850,000	—	850,000
Equity Incentive Plan(3)
Performance Based Restricted Stock Units
2009 – 2011	—	180,751	180,751	300,794	180,751
2010 – 2012	—	90,471	90,471	326,950	90,471
Stock Options Unvested and Accelerated	—	185,445	83,361	185,445	185,445
Time-Vested RSUs Unvested and Accelerated	—	632,060	87,426	632,060	632,060
Benefits and Perquisites
Accrued Vacation(4)	65,385	65,385	65,385	—	65,385

Total	$65,385	$2,004,112	$3,057,294	$1,445,249	$2,004,112

(1)
For purposes of this table, Mr. Padilla's compensation for 2010 is as follows: base salary equal to $850,000 and a target annual bonus equal to $850,000.

(2)
If Mr. Padilla's employment is terminated under circumstances that would call for severance pay under the company's severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance related, Mr. Padilla will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company in a form mutually agreeable to Mr. Padilla and the company.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2010.

(4)
For disclosure purposes only, we have assumed that Mr. Padilla was terminated on December 31, 2010 with four weeks of accrued but unused vacation.

Mr. D. Benedict Pearcy

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Pearcy as of December 31, 2010.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation
Severance	$—	$—	$875,000	$—	$—
Pro Rata Annual Incentive Plan Award	—	375,000	375,000	—	375,000
Equity Incentive Plan(3)
Performance Based Restricted Stock Units
2009 – 2011	—	180,751	180,751	300,794	180,751
2010 – 2012	—	90,471	90,471	326,950	90,471
Stock Options Unvested and Accelerated	—	185,445	83,261	185,445	185,445
Time-Vested RSUs Unvested and Accelerated	—	523,120	144,754	523,120	523,120
Benefits and Perquisites
Accrued Vacation(4)	38,462	38,462	38,462	—	38,462

Total	$38,462	$1,393,249	$1,787,699	$1,336,309	$1,393,249

(1)
For purposes of this table, Mr. Pearcy's compensation for 2010 is as follows: base salary equal to $500,000 and a target annual bonus equal to $375,000.

(2)
Pursuant to Mr. Pearcy's offer letter effective February 1, 2009, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus his target AIP award. In addition, if the termination is not performance related, Mr. Pearcy will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company in a form mutually agreeable to Mr. Burke and the company.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2010.

(4)
For disclosure purposes only, we have assumed that Mr. Pearcy was terminated on December 31, 2010 with four weeks of accrued but unused vacation.

Mr. Archibald Gwathmey

        On December 15, 2010, Mr. Gwathmey entered into a Separation Agreement and Release of Claims with Bunge in connection with his retirement effective December 31, 2010.

        Pursuant to the terms of the agreement, Mr. Gwathmey received certain payments and remained eligible to receive an annual bonus for 2010 under the Bunge Annual Incentive Plan. Mr. Gwathmey is also entitled to receive his vested, accrued benefits under Bunge's retirement and deferred compensation plans (as applicable) in accordance with the terms and conditions of such plans.

        With respect to Mr. Gwathmey's outstanding equity awards, pursuant to the agreement and the terms of Bunge's equity incentive plans and the applicable award agreements thereunder, upon his retirement Mr. Gwathmey: (i) vested fully in all outstanding unvested stock option awards granted to him, with all stock options remaining exercisable for up to three years following his retirement; (ii) will continue to vest in his outstanding performance-based restricted stock unit awards ("PBRSUs") as if he had continued employment with Bunge, provided that a portion of his outstanding PBRSUs (determined on a pro rata basis through the date of his retirement) will be settled based on the satisfaction of the applicable performance goals through December 31, 2010 and (iii) will continue to vest in outstanding time-based restricted stock units in accordance with the terms of the applicable award agreement.

        The following table summarizes the estimated amounts Mr. Gwathmey is entitled to receive in connection with his retirement. Unless otherwise noted, the value of the equity awards is based on financial accounting assumptions and may not represent the amounts Mr. Gwathmey will actually realize from these awards.

Amount
Separation Payment	$1,440,000
2010 Annual Incentive Plan Award Payment	700,000
Stock Options(1)	306,025
Time-Vested Restricted Stock Units(2)	4,904,250
2008 – 2010 PBRSUs(3)	239,588
2009 – 2011 PBRSUs(3)	510,042
2010 – 2012 PBRSUs(3)	542,737
Total	$8,642,642

(1)
The value of the stock options has been determined by multiplying (i) the applicable number of stock options by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on December 31, 2010 ($63.39).

(2)
The estimated value of the time-vested restricted stock unit awards has been determined by multiplying (i) the applicable number of restricted stock units by (ii) the average of the high and low sale prices of Bunge's common shares on December 31, 2010.

(3)
The estimated value of the performance-based restricted stock units for the 2009 – 2011 performance period and for the 2010 – 2012 performance period has been determined by multiplying (i) the target number of performance-based restricted stock units for the relevant performance period by (ii) the average high and low sales prices of Bunge's common shares on December 31, 2010. The value of the performance-based restricted stock units for the 2008 – 2010 performance period reflect the number of shares actually awarded by the average of the high and low sale prices of Bunge's common shares on March 2, 2011 ($71.20).

Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control

        Weisser Employment Agreement.    Pursuant to the Employment Agreement between Bunge and Mr. Alberto Weisser, as amended and restated as of December 31, 2008 (the "Weisser Employment Agreement"), Mr. Weisser's base salary for 2010 was equal to $1.2 million and his target annual bonus was equal to 133% of his base salary. Mr. Weisser's employment under the agreement shall continue until the earlier of his termination of employment or the last day of the month in which he attains age 65.

        In the event of Mr. Weisser's termination without Cause or his resignation for Good Reason (before a Change of Control), Mr. Weisser's severance will be equal to: (i) three times the sum of the highest base salary paid to him over the three year period immediately prior to his termination and the average of the annual cash bonus paid over the three year period immediately preceding his termination, payable in substantially equal monthly installments over 36 months; (ii) a lump sum equal to the pro rata portion of the cash bonus to which he was entitled for that year had he remained employed, which the Compensation Committee may elect to pay (A) within 30 business days following his termination date (based on Bunge's financial results through the calendar quarter preceding such termination), or (B) at the same time bonuses are paid under the annual cash bonus plan generally (based on Bunge's financial results for the calendar year); (iii) continuation at his own expense of health and medical insurance coverage until the earlier of (A) age 65 or (B) until eligible for such coverage under a subsequent employer's plan; (iv) immediate vesting of entitlement to receive retiree medical and life insurance coverage that the company offers to senior executives (if any); (v) immediate vesting or satisfaction of any service requirement or performance requirement in respect of any equity-based award; (vi) any benefits due to other senior executives upon termination; and (vii) vesting in his right to the Supplemental Benefit (if applicable), payable according to the same terms set forth above. See "The Weisser SERP."

        If Mr. Weisser resigns for Good Reason or is terminated without Cause during the Change of Control Period, he is entitled to (a) the same severance benefit as set forth in the preceding paragraph (except that the determination of his annual bonus in clause (i) shall be based on his target annual bonus in effect at the time of his termination) and (b) if he resigns his employment for any reason during the Change of Control Period, he will be entitled to receive the Supplemental Benefit.

        If Mr. Weisser terminates his employment due to Disability, he is entitled to a disability benefit equal to (i) his pro-rated cash bonus due for the year in which such disability occurs, and (ii) his Supplemental Benefit.

        If Mr. Weisser's employment terminates due to his death, his estate is entitled to a death benefit equal to (i) his pro-rated cash bonus due for the year in which his death occurs and (ii) if he dies prior to commencement of his Supplemental Benefit, his surviving spouse will receive a survivor's benefit equal to the greater of the pension that would have been paid had Mr. Weisser retired on the later of: (a) the date of his death or (b) the date he would have turned age 55, payable in the form of a 100% joint and survivor annuity with a 10 year term certain payment; (or, if spouse elects, a 100% joint and survivor annuity).

        As a condition to Mr. Weisser's receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of 18 months from the date of his termination of employment for any reason and by the terms of a confidentiality provision indefinitely. He must also execute and deliver a general release of claims against the company and its subsidiaries.

        The Weisser Employment Agreement also contains a "gross-up" provision pursuant to Section 280G of the Internal Revenue Code. If any of the payments or benefits provided to Mr. Weisser in connection with a Change of Control subject him to the excise tax imposed under

Section 4999 of the Code, the company must make a gross up payment to him which will result in Mr. Weisser receiving the net amount that he is entitled to receive, after the deduction of all applicable taxes.

        The following definitions are provided in the Weisser Employment Agreement for certain of the terms used in this description:

        "Cause" means a termination of Mr. Weisser's employment by the company for any of the following reasons: (a) any act or omission that constitutes a material breach by him of the agreement; (b) his willful and continued failure or refusal to substantially perform his duties; (c) his willful and material violation of any law or regulation applicable to the company and its subsidiaries, or his conviction of, or a plea of nolo contendere to, a felony, or any willful perpetration by him of a common law fraud; or (d) any other willful misconduct by Mr. Weisser that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, any member of the company and its subsidiaries.

        "Good Reason" means a resignation by Mr. Weisser for any of the following reasons: (a) a failure by the company to pay material compensation due and payable to him; (b) a material diminution of his authority, responsibilities or positions under the agreement; (c) the occurrence of acts or conduct by the company or its representatives that prevent or substantially hinder him from performing his duties or responsibilities; or (d) if immediately prior to the Change of Control Period Mr. Weisser's principal place of employment is located within the metropolitan New York area, any relocation during the Change of Control Period of his principal place of employment to a location outside of the metropolitan New York area.

        "Disability" means a physical or mental disability or infirmity, as determined by a physician of recognized standing selected by the company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of duties as an employee of the company for any continuous period of 180 days or for 180 days during any one 12 month period.

        "Change of Control" means the occurrence of any of the following events: (a) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 35% or more of the common shares of the company's then outstanding; (b) a failure for any reason of the individuals who were directors on the effective date of the agreement to constitute at least a majority the Board of Directors; or (c) consummation after approval by the shareholders of the company of either (i) a plan of complete liquidation or dissolution of the company or (ii) a merger, amalgamation or consolidation of the company with any other corporation, the issuance of voting securities of the company in connection with a merger, amalgamation or consolidation of the company, a sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another corporation (each, a "Business Combination"), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the company or all or substantially all of the company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

        "Change of Control Period" means the period beginning on the date of the Change of Control and ending 30 months later, and can include the 12 month period immediately preceding such Change of Control, if Mr. Weisser is terminated without Cause during this 12 month period prior to such

Change of Control and there is a reasonable basis to conclude such termination was at the request or direction of the person acquiring the company.

        Equity Acceleration Under the Equity Incentive Plans.    Under the Equity Incentive Plan and the 2001 Equity Incentive Plan, an individual's equity award will be subject to the following treatment upon a termination of employment or a Change of Control (except as otherwise provided under an individual award agreement): In the event of a termination of employment due to death, disability or Retirement (defined as termination of employment after an executive's 65th birthday), an executive's stock options become fully vested and immediately exercisable. In the event of a termination of employment without Cause or early retirement (as defined under the Pension Plan), all stock options that would have vested in the 12 month period following termination of employment will immediately vest and become exercisable.

        For all terminations of employment other than for Cause or voluntary resignation, all performance-based and non-performance based restricted stock unit awards vest pro rata through the date of termination (though performance based units remain subject to satisfaction of the applicable performance goals). In the event of a Change of Control, the 2001 Equity Incentive Plan provides that all unvested equity awards vest immediately prior to such Change of Control unless the Compensation Committee determines otherwise. The definitions of Cause and Change of Control are substantially similar to the definition under the Weisser Employment Agreement. Under the 2001 Equity Incentive Plan and the Equity Incentive Plan, disability has the same meaning as under the company long-term disability plan for all awards except incentive stock options, for which disability means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

 SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 1, 2011, based on 146,847,443 shares issued and outstanding.

        All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

        Under SEC Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct or Indirect(1)		Voting or Investment Power(2)		Right to Acquire(3)		Percent of Class
Alberto Weisser	235,142	(4)	0		1,088,032		*
Ernest G. Bachrach	1,548		0		65,315	(5)	*
Enrique H. Boilini	1,548		0		53,908		*
Jorge Born, Jr.	17,716		0		38,824	(6)	*
Michael H. Bulkin	0		0		43,272	(7)	*
Octavio Caraballo	68,997		4,464	(8)	54,985	(9)	*
Francis Coppinger	17,700		717,642	(10)	39,318	(11)	*
Bernard de La Tour d'Auvergne Lauraguais	320,985		3	(12)	37,708		*
William Engels	1,516		0		23,308		*
L. Patrick Lupo	3,548		0		18,108		*
Larry G. Pillard	1,548		0		18,108		*
Andrew J. Burke	19,985		0		92,310		*
Carl Hausmann	34,786		0		104,610		*
Raul Padilla	29,244		0		86,727		*
D. Benedict Pearcy	2,355		0		31,665		*
Vicente Teixeira	5,281		0		24,591		*
All directors and executive officers as a group (16 persons)	761,899		722,109		1,820,789		2.2%

*
Less than 1%.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account or in a family trust.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
This column includes: (i) shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge's Non-Employee Directors Equity Incentive Plans, the Equity Incentive Plan and the 2001 Equity Incentive Plan, respectively, that have vested or will vest within 60 days of March 1, 2011, (ii) restricted stock units and dividend equivalent payments for which shares are issuable within 60 days of March 1, 2011, but are mandatorily deferred in accordance with the terms and conditions of these awards, (iii) deferred restricted stock units and dividend equivalent granted to our non-employee directors that have vested or will vest within 60 days of March 1, 2011 but are mandatorily or voluntarily deferred in accordance with the terms and conditions of the awards, and (iv) shares underlying hypothetical share units held by non-employee directors who have elected to receive, under the Non-Employee Directors Deferred Compensation Plan, a distribution in the form of common shares.

(4)
Includes 20,924 shares held in family trusts as to which he disclaims beneficial ownership.

(5)
Includes 11,407 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(6)
Includes 1,116 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(7)
Includes 1,564 shares underlying vested restricted stock units and dividend equivalents that the individual voluntarily deferred in accordance with the terms and conditions of the award.

(8)
Includes 4,464 common shares held by his wife, as to which he disclaims beneficial ownership.

(9)
Includes 1,077 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(10)
Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.

(11)
Includes 1,610 shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(12)
Includes 3 common shares held by his wife.

        The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2010
AXA(1)	15,235,538	10.50%

(1)
Based on information filed by AXA Financial, Inc. with the SEC on an amended Schedule 13G on February 9, 2011 and based on information filed by AllianceBernstein L.P., a majority owned subsidiary of AXA Financial, Inc., with the SEC on Schedule 13G on February 9, 2011. Based on the Schedule 13G filings, AXA Financial Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and their subsidiaries, including AllianceBernstein L.P., (collectively, "AXA"), may be deemed to beneficially own 15,235,538 common shares. AXA has sole voting power over 12,052,720 common shares, has shared voting power over 20,896 common shares, sole dispositive power over 14,940,142 common shares and shared dispositive power over 295,396 common shares. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

AUDIT COMMITTEE REPORT

        Bunge's Audit Committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge's Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert as defined by the SEC. The Audit Committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge's website at www.bunge.com.

        The Audit Committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge's financial statements and related disclosures, (2) Bunge's compliance with legal and regulatory requirements, (3) Bunge's independent auditors' qualifications, independence and performance and (4) the performance of Bunge's internal audit and control functions.

        Bunge's management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge's independent auditors are responsible for performing an audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit Committee monitors and oversees these processes.

        The Audit Committee has adopted a policy designed to increase its oversight of Bunge's independent auditor. Under the policy, the Audit Committee approves all audit, and audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. The Audit Committee's charter also ensures that the independent auditor discusses with the Audit Committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge's accounting policies and practices.

        The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge's independent auditors, the audited financial statements as of and for the year ended December 31, 2010. In addition, the Audit Committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge's internal controls and the overall quality of Bunge's financial reporting. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with them their independence from Bunge and its management. The audit committee also considered whether the non-audit services provided by Deloitte & Touche LLP to Bunge during 2010 were compatible with their independence as auditors.

        Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee

Bernard de La Tour d'Auvergne Lauraguais, Chairman
Ernest G. Bachrach
Enrique H. Boilini
Francis Coppinger
William Engels

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION
OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE
THE INDEPENDENT AUDITORS' FEES

General

        Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2011 and authorize the audit committee of the Board to determine the independent auditors' fees. You would be so acting based on the recommendation of our audit committee. According to Bermuda law, an auditor is appointed for a one year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

        The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

        Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") have audited our annual financial statements since our 1996 fiscal year.

        Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

        The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2010 and 2009, and breaks down these amounts by category of service:

	2010	2009
Audit Fees	$12,458,000	$11,787,000
Audit-Related Fees	553,000	402,000
Tax Fees	224,000	242,000
All Other Fees	0	0

Total	$13,235,000	$12,431,000

Audit Fees

        Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management's assessment on internal control over financial reporting and for the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

        For 2010 and 2009, audit-related fees principally included fees for employee benefit plan audits in North America and statutory attestation services in Argentina.

 Tax Fees

        Tax fees in 2010 and 2009 primarily related to tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees

        No fees were paid to the Deloitte Entities in 2010 and 2009 for any other professional services.

Pre-Approval Policies and Procedures

        The audit committee approves all audit services, audit related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement.

        In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2011, the audit committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

RECOMMENDATION OF THE BOARD

        Our Board recommends that, based on the recommendation of the audit committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2011 and the authorization of the audit committee of the Board to determine the independent auditors' fees.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        Pursuant to the rules of the Securities and Exchange Commission, Bunge is required to provide shareholders with a non-binding advisory "say-on-pay" vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis ("CD&A"), related compensation disclosure tables and narrative disclosures of this proxy statement.

        Bunge's compensation philosophy is to pay for performance, support Bunge's business goals, align the interests of management and our shareholders and offer competitive compensation arrangements to attract, retain and motivate high caliber executives. In the CD&A, we have provided shareholders with a description of our executive compensation program, including the philosophy underpinning the program, the individual elements of the compensation program, and how our compensation program is administered. Our executive compensation program consists of elements designed to complement each other and reward achievement of short-term and long-term objectives by linking compensation to key performance metrics. We have chosen the selected metrics to align executive compensation to the achievement of strong financial performance and the creation of shareholder value. Our Compensation Committee regularly reviews our executive compensation program to ensure alignment with our business strategy and compensation philosophy. Additionally, our executive compensation program has been designed to appropriately balance risks and rewards and discourage excessive risk taking by our executives.

        For the reasons highlighted above, and more fully discussed in the CD&A, the Board unanimously recommends a vote for the following resolution:

        "RESOLVED, that the shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this Proxy Statement."

        You may vote "for" or "against" this proposal, or you may abstain from voting. Although the vote on this Proposal 3 is advisory and non-binding, the Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program.

RECOMMENDATION OF THE BOARD

        Our Board recommends that shareholders vote FOR the approval of the non-binding advisory vote on Named Executive Officer compensation.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF FUTURE SHAREHOLDER VOTES ON
EXECUTIVE COMPENSATION

        As described in Proposal 3 above, Bunge is required to provide shareholders with a non-binding advisory "say-on-pay" vote on the executive compensation program for our Named Executive Officers. In compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Bunge is required to provide shareholders with the opportunity, at least once every six years, to express their preference for how often Bunge should provide the say-on-pay vote: annually, every two years or every three years. You may vote for one of the three frequencies or you can also elect to abstain from voting. Shareholders are not voting to approve or disapprove the Board's recommendation.

        After careful consideration of the various arguments supporting each frequency alternative, the Board has determined that an annual say-on-pay vote is appropriate for Bunge and its shareholders at this time.

        Like the non-binding advisory say-on-pay vote on Proposal 3, this Proposal 4 is advisory and will not be binding on Bunge. However, the Board values and encourages constructive dialogue on compensation and other important governance topics with our shareholders. Accordingly, although the vote on this Proposal 4 is advisory and non-binding, the Compensation Committee and the Board will review the voting results and will consider shareholder views on how often a say-on-pay vote should be held when determining the frequency of future say-on-pay votes.

RECOMMENDATION OF THE BOARD

        Our Board recommends that a non-binding advisory vote on "say-on-pay" be held annually and that shareholders select "1 Year" when voting on this proposal.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

        Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Transactions with Mutual Investment Limited and its Subsidiaries

        Prior to our initial public offering in 2001, we entered into an administrative services agreement with Mutual Investment Limited, our former parent company prior to our initial public offering, under which we provide corporate and administrative services to it, including financial, legal, tax, accounting, human resources administration, insurance, employee benefits plans administration, corporate communications and management information system services. The agreement has a quarterly term that is automatically renewable unless terminated by either party. Mutual Investment Limited pays us for the services rendered on a quarterly basis based on our direct and indirect costs of providing the services. Messrs. de La Tour d'Auvergne Lauraguais, Coppinger and Engels, directors of Bunge Limited, are directors of Mutual Investment Limited. In 2010, Mutual Investment Limited paid us approximately $67,000 under this agreement.

Other Relationships

        We purchase agricultural commodities and other products and services used in our operations in the normal course of business from many suppliers and sell agricultural commodities and fertilizer products to many customers, including companies that are affiliated with some of our non-management directors or their immediate family members. All of these transactions have been in the ordinary course of business and on arms'-length business terms based on market prices. In 2010, none of these transactions were significant, either individually or in the aggregate to Bunge or our directors personally. Further, except as described below, all such transactions fell below the thresholds set forth in the categorical standards for director independence set forth in this proxy statement. From time to time in the ordinary course of business, Bunge has purchased agricultural commodities from, and sold fertilizer products to, Estanar Estancias Argentinas S.A. ("Estanar"), a South American agricultural production company beneficially owned and controlled by the sister of Mr. Caraballo. Such purchases and sales have been made at market prices. In 2010, total amounts paid to Estanar for agricultural commodity purchases were approximately $3 million and total amounts paid by Estanar to Bunge for fertilizer purchases were approximately $438,000. Mr. Caraballo has no beneficial interest or involvement in the activities of this company.

Policy for the Review and Approval of Related Person Transactions

        Our Corporate Governance and Nominations Committee has adopted a written policy for the review and approval of related person transactions. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Ethics.

        Under the policy, our Legal Department will review all actual and proposed related person transactions presented to or identified by it and then present any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the Corporate Governance and Nominations Committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the corporate governance and nominations committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arms'-length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy.

        The policy requires that our Legal Department implement certain procedures for the purpose of obtaining information with respect to related person transactions. These procedures include, among other things, (a) informing, on a periodic basis, our directors, executive officers and nominees for director or executive officer of the requirement for directors and executive officers to present possible related party transactions to the Legal Department for review, (b) reviewing questionnaires completed by directors, executive officers and nominees for director and executive officer designed to elicit information about possible related person transactions, (c) developing a list of related persons to assist in identifying related person transactions and (d) reviewing information gathered from the books and records of Bunge Limited and its operating subsidiaries to identify possible related person transactions.

        For purposes of the policy, the terms "related person" and "transaction" have the meaning contained in Item 404 of Regulation S-K.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies and its executive officers, directors and certain persons who own ten percent of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge's common shares with the SEC and to furnish Bunge with copies of the reports.

        Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act, with the exception of one Form 4 for Mr. Archibald Gwathmey with respect to the reporting of dividend equivalents credited on restricted stock units, which was inadvertently filed late.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

        To be considered for inclusion in Bunge's proxy statement for the 2012 Annual General Meeting of Shareholders, presently anticipated to be held on May 25, 2012, shareholder proposals must be received by Bunge no later than December 16, 2011. In order to be included in Bunge sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

        Shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2012 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2012 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2012 Annual General Meeting. Notice must be given in writing and in proper form to the Secretary of Bunge at Bunge's registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary, not later than December 16, 2011.

        In addition, shareholders may submit proposals on matters appropriate for shareholder action at the 2011 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2011 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

DIRECTIONS TO ANNUAL GENERAL MEETING

        The Annual General Meeting will be held at 10:00 a.m., Eastern time, on May 27, 2011 at the Sofitel Hotel, 45 West 44th Street, New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

        A copy of our 2010 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions "Investor Information—SEC Filings" or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 27, 2011.

        Bunge Limited's 2011 Proxy Statement is available at www.bunge.com/2011proxy.pdf and our 2010 Annual Report is available at www.bunge.com/2010AR.pdf.

 OTHER MATTERS

        We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

        By order of the Board of Directors.

James Macdonald Assistant Secretary

Hamilton, Bermuda
April 18, 2011

APPENDIX A
CORPORATE GOVERNANCE GUIDELINES

        The Board has adopted these guidelines to reflect the Company's commitment to good corporate governance and to comply with New York Stock Exchange rules and other legal requirements. In furtherance of these goals, the Board has also adopted a Code of Ethics, policies and procedures on securities trading compliance and written charters for each of its Board committees. The Corporate Governance and Nominations Committee will periodically review these guidelines and propose modifications to the Board for consideration as appropriate.

I. Director Responsibilities

  A.
  Basic Responsibilities

        The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the shareholders of the Company. The Board's responsibilities include regularly evaluating the strategic direction of the Company, management's policies and the effectiveness with which management implements its policies and overseeing compliance with legal and regulatory requirements.

        The basic responsibility of the directors is to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In discharging that obligation, the directors should inform themselves of all relevant information reasonably available to them. In forming their judgment, directors are entitled to rely in good faith on the accuracy of the records of the corporation and the information, opinions, reports or statements presented to them by the Company's officers, employees, Board committees, outside advisors and auditors, but the final decision must be made by the directors themselves.

  B.
  Lead Independent Director

        If the Chairman of the Board and Chief Executive Officer are the same person, the non-management directors will annually elect an independent director to serve in a lead capacity. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year. The Lead Independent Director shall also serve as Deputy Chairman for so long as such position is mandated in the Company's Bye-laws.

        The specific responsibilities of the Lead Independent Director are as follows. Additionally, the Lead Independent Director may have such other duties and responsibilities as the Board may determine from time to time.

  •
  Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors.

  •
  Has the authority to call meetings of the non-management directors.

  •
  Facilitate communication between the non-management directors and the Chairman.

  •
  Review and advise the Chairman with respect to the agenda and schedule for meetings of the Board.

  C.
  Board and Committee Meetings; Attendance at Shareholder Meetings

        Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board shall meet at least five times per year.

        Each director is free to suggest the inclusion of items on the agenda for the Board meeting and each committee meeting, but it is the Chairman of the Board (with input from the Lead Independent Director as provided above) and the Chair of each committee who will set the final agenda for any meeting. The final agenda of the Board and each committee meeting will be circulated to all Board members prior to the meetings. The Chairman of the Board shall receive copies of all committee notices, agendas and minutes at the same time, and in the same manner, as the members of each committee.

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review the provided materials in advance of each meeting.

        In addition, it is the policy of the Board that the directors attend the Annual General Meeting of the Company's shareholders.

  D.
  Meetings of Non-Management Directors

        The non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. The Lead Independent Director will preside at these meetings.

  E.
  Communications with Directors

        To facilitate the ability of interested persons to communicate with and make their concerns known to the non-management directors and of shareholders to communicate with the Board, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. These addresses will be disclosed on the Company's website.

  F.
  Board Interaction with Institutional Investors, Research Analysts and Media

        As a general rule, management will speak on behalf of the Company. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman and Chief Executive Officer. It is suggested that, in normal circumstances, each director refer all inquiries from third parties to management.

II. Composition and Selection of the Board

  A.
  Size and Composition of the Board

        The current size of the Board is 11, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether it continues to be appropriate.

  B.
  Board Membership Criteria

        It is the policy of the Board that the Board at all times reflect the following criteria:

        Each director will at all times exhibit high standards of ethics, integrity, commitment and accountability and should be committed to promoting the long-term interests of the Company's shareholders.

        The Board will encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to the Company's operations and interests.

        The Corporate Governance and Nominations Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and in these Guidelines. The invitation to stand for election to the Board shall be extended by the Chairman of the Board on behalf of the Board.

  C.
  Independence of Directors

        The Board will have a substantial majority of directors who meet the requirements for independence required by the New York Stock Exchange for listed U.S. companies.

        Whether directors are independent will be reviewed annually in connection with the preparation of the Company's proxy statement. The Corporate Governance and Nominations Committee as well as the Board will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto. Each independent director is expected to notify the Chair of the Corporate Governance and Nominations Committee, as soon as reasonably practicable, if his or her personal circumstances change in a manner that may affect the Board's evaluation of such director's independence.

  D.
  Membership on Other Boards, Interests in Competitors

        Directors must inform the Chairman of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board.

        No director may sit on the board of, or beneficially own more than 1% of the outstanding equity securities of (other than through mutual funds or similar non-discretionary, undirected arrangements), any of the Company's competitors in its principal lines of business.

  E.
  Sale and Purchase of Company Securities

        Directors must comply with the terms of the Company's Policies Regarding Pre-Clearance of Securities Trades and use of Derivative Securities and the Company's Corporate Policy and Procedure on Insider Trading in connection with any proposed transaction in Company securities.

  F.
  Changes in Current Job Responsibility

        Directors, including employee directors, who retire from the job or the principal responsibility they held when they were selected for the Board or who accept employment with any of the Company's competitors in its principal lines of business shall submit their resignation from the Board to the Corporate Governance and Nominations Committee who may choose (1) to accept such resignation or (2) to submit such resignation for consideration by the Board, with any decision by the Board requiring a two-thirds super-majority vote.

  G.
  Term Limits and Mandatory Retirement

        The Board has not established any term limits to an individual's membership on the Board. No director having attained the age of 70 shall be nominated for re-election or re-appointment to the Board.

III. Board Committees

  A.
  Composition and Responsibilities

        The Board will have at all times an Audit Committee, a Compensation Committee, a Corporate Governance and Nominations Committee, a Finance and Risk Policy Committee and any other committee the Board deems appropriate. All of the members of the committees will meet the criteria for independence set forth above and will be appointed by the Board. The Board will also appoint the Chair of each committee.

        The Board will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

  B.
  Charters

        The Board has adopted written charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominations Committee and the Finance and Risk Policy Committee, and will adopt such charters for any other committees that the Board deems appropriate. Each committee charter will also address qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV. Director Access to Officers, Employees, and Independent Advisors

  A.
  Access to Management and Employees

        Directors will have full and unrestricted access to officers and employees of the Company at reasonable times and with reasonable notice and in a manner that will not unreasonably affect the performance by these officers or employees of their duties and responsibilities and that will not undermine management's oversight responsibility.

  B.
  Access to Independent Advisors

        The Board and each committee have the power to hire legal, financial or other advisors, as they may deem necessary, as set forth in each committee's charter. Each committee that hires a legal, financial or other advisor shall promptly notify the Board of such hiring. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

V. Director Orientation and Continuing Education

        All new directors will receive these Corporate Governance Guidelines and will participate in the Company's orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company's business, its strategic plans, its significant financial, accounting and risk management issues and its compliance programs as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend orientation initiatives.

        The Corporate Governance and Nominations Committee and members of senior management of the Company as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI. Director Compensation

        The Compensation Committee will annually review and recommend, and the Board will approve, the form and amount of director compensation. It is the Company's policy that a significant portion of director compensation be in the form of Company shares or equity-based awards. The Board will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

        The Board believes that director stock ownership helps to align the interests of directors with those of the Company's shareholders. Within five years of May 27, 2005 (or for new directors within five years of becoming a director), each non-employee director is expected to own common shares of the Company (including restricted stock units under the Company's deferred compensation plan for non-employee directors and 50% of the value of vested, in-the-money stock options) having a market value of at least four times the annual retainer fee paid by the Company to its non-employee directors.

VII. Chief Executive Officer Evaluation and Management Succession

        The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation, in each case after obtaining the views of the other Board members and after reviewing its evaluation with the Board. The Compensation Committee will inform the Board of its decisions with respect to the compensation of the Chief Executive Officer and the direct reports to the Chief Executive Officer.

        The Board will review at least annually succession planning for the Chair and Chief Executive Officer. The Board will work with the Compensation Committee and the Corporate Governance and Nominations Committee to evaluate and, as necessary, nominate successors to the Chair and Chief Executive Officer. The Chair and Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

VIII. Annual Performance Evaluation

        The Corporate Governance and Nominations Committee, on behalf of the Board, will conduct an annual evaluation of the Board to determine whether it is functioning effectively. The Corporate Governance and Nominations Committee will also establish criteria for the annual self-evaluations of each committee. The Board and committee assessments will focus on the contribution to the Company by the Board and each committee, and will specifically focus on areas in which a better contribution could be made. The final Board and committee evaluations will be discussed with the Board following their completion.

IX. Director Insurance, Indemnification, and Exculpation

        The Company intends to, and the directors shall be entitled to have the Company, purchase reasonable directors' and officers' liability insurance on behalf of the directors to the extent reasonably available and in amounts to be approved by the Board. In addition, the directors will receive the benefits of indemnification provided by the Company's Memorandum of Association and Bye-laws.

Annex A

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

        In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

        1.     A director will not be independent if:

  •
  the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

  •
  (i) the director is a current partner or employee of a firm that is Bunge's external auditor; (ii) the director has an immediate family member who is a current partner of such firm; (iii) the director has an immediate family member who is a current employee of such firm and personally works on Bunge's audit; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time,

  •
  a present executive officer of Bunge serves or served on the compensation committee of the board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

  •
  the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $120,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service or

  •
  the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

        2.     In addition, in order to assist it in determining what constitutes a material relationship, the Board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:

  •
  the director or the director's immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

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  the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

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  the director or the director's immediate family member serves as an officer, director or trustee of a charitable, educational or other not-for-profit organization, and Bunge's donations to the organization or commercial relationships with the organization, as the case may be, are less than the greater of $1 million or 2% of that organization's annual gross revenues, and

  •
  transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.

        For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

        For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

Please mark your votes as indicated in this example X Mark Here for Address Change or Comments SEE REVERSE WO# 97588 Signature of Shareholder(s) — please sign YOUR name exactly as imprinted (do not print). THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title. If shares are held jointly, EACH holder should sign. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY. 3. Advisory vote on executive compensation. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. To appoint Deloitte & Touche LLP as Bunge Limited’s independent auditors for the fiscal year ending December 31, 2011 and to authorize the audit committee of the Board of Directors to determine the independent auditors’ fees. 4. Advisory vote on the frequency of future advisory votes on executive compensation. 2 Years 1 Year Abstain 3 Years FOLD AND DETACH HERE We encourage you to take advantage of Internet or telephone proxy appointment. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR INTERNET http://www.proxyvoting.com/bg Use the Internet to appoint your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call. If you appoint your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To appoint your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Bunge Limited Internet and telephone proxy appointment is available through 11:59 PM Eastern Time on May 26, 2011. To select a proxy other than the designated proxies, you must return your proxy card by mail. On the proxy card, cross off the designated proxies and write in your selection in the space under number 5 below. Please see the Admission Ticket on the Reverse Side The Board of Directors recommends a vote FOR proposals 1, 2 and 3 and “1 Year” for proposal 4. 1. To elect the two nominees listed below as Class III Directors. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED 5. For any other matter properly coming before the Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder. I/We designate (please print name) as my/our proxy in the place of the proxies designated on the reverse hereof. 1b Enrique H. Boilini 1a Ernest G. Bachrach Signature Signature/Title Date , 2011

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 97588 (Continued and to be signed on the other side) BUNGE LIMITED ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 27, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED The undersigned holder(s) of common shares of Bunge Limited hereby appoint Alberto Weisser or, failing him, Andrew J. Burke or, failing him, Jonathan Biller or, failing him, Carla Heiss, or instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies’ names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the annual general meeting of shareholders of Bunge Limited to be held on the 27th day of May 2011, at 10:00 A.M., Eastern time, and at any adjournment or postponement thereof. I/We revoke all previous proxies and acknowledge receipt of the notice of the annual general meeting of shareholders and the proxy statement. The common shares represented by this proxy are held as of March 31, 2011, and shall be voted in the manner set forth on the reverse side hereof. Please vote via the Internet or telephone, or complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o BNY Mellon Shareowner Services, Proxy Tabulation Department, 480 Washington Blvd., Jersey City, NJ 07310, so that it is received BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 26, 2011. We encourage you to specify how you would like to vote by marking the appropriate boxes. If you wish to vote in accordance with the Board of Directors’ recommendations, you do not need to mark any boxes; simply return the signed proxy card. The Board of Directors recommends a vote FOR Proposals (1) - (3) and in favor of “1 Year” on Proposal (4). Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) - (3) and in favor of “1 Year” on Proposal (4). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT, UNLESS YOU PROPERLY REVOKE IT. Bunge Limited’s proxy statement is available at www.bunge.com/2011proxy.pdf. Bunge Limited’s 2010 Annual Report is available at www.bunge.com/2010AR.pdf. ADMISSION TICKET 2011 Annual General Meeting of Shareholders of Bunge Limited May 27, 2011 10:00 A.M., Eastern Time Sofitel Hotel 45 West 44th Street New York, NY